Exhibit 10.1(a)

SUBLEASE FOR PREMISES
AT
37-02 MAIN STREET, FLUSHING, NY 11354

This AGREEMENT OF SUBLEASE, made as of this 28th day of March, 2005 between GENKING, LLC, a New York limited liability company, party of the first part, whose address of record is: 37-02 Main Street, Flushing, New York 11354, hereinafter referred to as SUBLESSOR, and INTERBORO INSTITUTE, INC., a New York corporation, party of the second part, whose address is: 450 West 56th Street, New York, New York 10019, hereinafter referred to as SUBLESSEE.

WITNESSETH:

WHEREAS, Sublessor is itself the sublessee of the entire building and premises known as and located at 37-02 Main Street, Flushing, New York (the "Building" or "building"), and identified in the land record of Queens County as Block 4974, Lot 27, pursuant to the terms and conditions of a certain Sublease, dated as of March 30, 2004 (herein sometimes referred to as the "Master Lease"), between Futurama Home Furniture of Queens, Inc., as the sublandlord (and who is referred to in the Master Lease as the "Sublandlord" and who is hereinafter in this Sublease sometimes referred to as the "Over-Landlord") and GENKING, LLC, as the subtenant (and who is referred to in the Master Lease as the "Subtenant" and who is hereinafter in this Sublease referred to as the "Sublessor"; and

WHEREAS, subject to the Over-Landlord's and Prime Landlord's (as hereinafter defined) consent, Sublessor hereby leases to Sublessee, and Sublessee hereby hires from Sublessor, for a term of twenty years, and for the Rent (as hereinafter defined), the following described premises:

> A portion of the Fourth Floor of the Building consisting of approximately 15,720 rentable square feet, all as noted and more fully described on the floor plans in Exhibit "A" attached hereto and made a part hereof

(hereinafter the "Premises" or "Demised Premises" or "demised premises"), which represents a portion of the space in the Building leased by Sublessor from the Over-Landlord under the terms of the Master Lease, all on the terms and conditions hereinafter described and set forth.

NOW THEREFORE, the parties hereto, for themselves, their heirs, distributees, executors, administrators, legal representatives, successors and assigns, hereby covenant and agree as follows:

1. Term & Rent:

As more particularly set forth in Article 41 of the Rider attached hereto and made a part hereof (the "Rider"), the term of this Sublease shall be approximately Twenty (20) Years, commencing on (the "Commencement Date") the latest to occur of (i) July 1, 2005, (ii) fifteen (15) days following delivery of written notice to the Sublessee by Sublessor that the demised premises are ready for occupancy and in the condition required by this Sublease with Sublessor's Work (as hereinafter defined) substantially completed, and (iii) the date that the consent of the Over-Landlord and Prime Landlord is obtained, which consent shall be substantially the same as that attached hereto as Exhibit "B"; and shall end (the "Expiration

Date") on August 31, 2024, unless this Sublease is sooner terminated as herein provided, at the Rent (as such term is defined and specified in Article 42 of the Rider), which the Sublessee hereby agrees to pay in lawful money of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, in equal monthly installments in advance on the first day of each month during said term commencing on the date hereof, at the office of Sublessor or such other place as Sublessor may designate, without any set off or deduction whatsoever, except that Sublessee shall pay the first monthly installment upon execution and delivery of this Sublease.

2. Occupancy:

Sublessee shall use and occupy the demised premises to operate a private trade school for adults, including classrooms, library (for Sublessee's students and invitees), administrative offices and school-related uses ancillary thereto (the "Permitted Use") and for no other purpose. However, Sublessor agrees that it shall not unreasonably withhold, condition or delay its consent to a reasonable request by Sublessee to change the use of the Demised Premises. In connection therewith, Sublessee acknowledges and agrees that at no time during the term of this Sublease will it be permitted to use the Demised Premises for any of the following uses ("Prohibited Uses"):

a) any businesses or activities of the types specified in Article XIII of the Master Lease, or of the types specified in Section II(4)(c) of Exhibit D to the Master Lease; or

b) any of the following specific uses: (i) a furniture business; (ii) a supermarket or business whose primary operation competes, in whole or in part, with the business presently conducted by the Hong Kong Supermarket located at 37-11 Main Street, Flushing, NY; (iii) a restaurant or facility that serves food or beverages for consumption on or off premises (provided, however, that Tenant shall be permitted to install vending machines at the Premises); or (iv) a business of the type whose activities are prohibited by the provisions of Article 37 of this Sublease; or

c) a business of a type whose activities would reasonably be deemed to be substantially similar to or directly competitive with the principal activities and business conducted by any other then established subtenant in the Building which has commenced such activities and business before Sublessee has requested a change in its use of the Demised Premises, but nothing herein shall limit or prevent the use of the Demised Premises for a job training skills school; or

d) to conduct an auction, fire, bankruptcy, liquidation or going-out-of-business sale;

and Sublessee specifically covenants and agrees, as an essential condition of this Sublease, that it will not, directly or indirectly, engage in, or permit to be conducted in the Demised Premises, any of such Prohibited Uses at any time during the term of this Sublease.

3. Alterations:

Sublessee shall make no changes in or to the demised premises of any nature whatsoever without Sublessor's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Sublessee's consent shall not be required for decorative alterations in the Demised Premises, such as painting or carpeting, or for the reconfiguration of the classrooms within the Demised Premises. Subject to the prior written consent of Sublessor (which consent shall not be unreasonably withheld, conditioned or delayed), and to the provisions of this Article, Sublessee, at

Sublessees expense, may make alterations, installations, additions or improvements which do not adversely affect utility services or plumbing and electrical lines, in or to the interior of the demised premises by using contractors or mechanics first reasonably approved in each instance by Sublessor. Sublessee shall, before making any alterations, additions, installations or improvements, at its expense, obtain all permits, approvals and certificates required by any governmental or quasi-governmental bodies and (upon completion) certificates of final approval thereof, and shall promptly deliver duplicates of all such permits, approvals and certificates to Sublessor, and Sublessee agrees to carry, and will cause Sublessee's contractors and sub-contractors to carry, such worker's compensation, general liability, personal and property damage insurance as Sublessor may from time to time reasonably require. If any mechanic's lien is filed against the demised premises, or the building of which the same forms a part, for work claimed to have been done for, or materials furnished to, Sublessee, whether or not done pursuant to this article, the same shall be discharged by Sublessee within 90 days after written notice, at Sublessee's expense, by payment or filing a bond as permitted by law.

All fixtures and all paneling, partitions, railings and like installations, installed in the demised premises at any time, either by Sublessee or by Sublessor on Sublessee's behalf, shall, upon installation, become the property of Sublessor and shall remain upon and be surrendered with the demised premises. Nothing in this article shall be construed to give Sublessor title to, or to prevent Sublessee's removal of, trade fixtures, moveable office furniture and equipment, but upon removal of same from the demised premises or upon removal of other installations, Sublessee shall immediately and at its expense repair any damage to the demised premises or the building due to such removal. All property permitted or specifically required to be removed by Sublessee at the end of the term remaining in the demised premises after Sublessee's removal shall be deemed abandoned and may, at the election of Sublessor, either be retained as Sublessor's property or may be removed from the demised premises by Sublessor at Sublessee's reasonable expense.

Upon reasonable advance notice to Sublessor, Sublessee shall have the right to install cabling, wiring and certain items of Sublessee's equipment and personal property in the demised premises in accordance with Exhibit D attached hereto at the same time that Sublessor performs Sublessor's Work. Sublessor and Sublessee shall use reasonable efforts to cooperate with each other so as to permit the other to work in the demised premises at the same time. If the performance by Sublessee of such work in the demised premises interferes with the performance by Sublessor of Sublessor's Work, Sublessor shall notify Sublessee of such interference and Sublessee shall discontinue such interference. Such access to the demised premises by Sublessee prior to the Commencement Date shall not be deemed to be use and occupancy by Sublessee of the demised premises nor Sublessee having taken possession of the demised premises for purposes of determining the Commencement Date. All of the provisions of this Sublease shall apply in connection with Sublessee's early entry into the demised premises prior to the Commencement Date (including, without limitation, Articles 50 and 56 hereof).

4. Repairs:

Sublessor shall maintain and repair all building systems, the exterior of and the public portions of the Building (including, without limitation, the entrances and lobbies to the Demised Premises) and all structural portions of the building, except that if Sublessor allows Sublessee to erect on the outside of the building a sign or signs, Sublessee shall maintain such signs in good appearance, shall make all repairs thereto necessary to keep same in good order and condition, at Sublessee's own cost and expense, and shall cause the same to be covered by the insurance provided for hereafter in

Article 8. Sublessee shall, throughout the term of this Sublease, take good care of the interior non-structural portions of the demised premises and systems exclusively serving the demised premises, including the bathrooms, lavatory facilities, windows, and all the fixtures and appurtenances therein, and, at its sole cost and expense, make all non-structural repairs thereto as and when needed to preserve them in good working order and condition, reasonable wear and tear, obsolescence and damage from the elements, fire or other casualty, excepted. If the demised premises be or become infested with vermin, Sublessee shall at Sublessee's expense, cause the same to be exterminated from time to time to the reasonable satisfaction of Sublessor. Except as specifically provided in Article 9 or elsewhere in this Sublease, there shall be no allowance to the Sublessee for the diminution of rental value and no liability on the part of Sublessor by reason of inconvenience, annoyance or injury to business arising from Sublessor, Sublessee or others, making or failing to make any repairs, alterations, additions or improvements in or to any portion of the building, including the erection or operation of any crane, derrick or sidewalk shed, or in or to the demised premises or the fixtures, appurtenances, or equipment thereof. It is specifically agreed that, except as expressly set forth herein, Sublessee shall be not entitled to any set off or reduction of rent by reason of any failure of Sublessor to comply with the covenants of this or any other article of this Sublease. Sublessee agrees that Sublessee's sole remedy at law in such instance will be by way of an action for damages for breach of contract. The provisions of this Article 4 with respect to the making of repairs shall not apply in the case of fire or other Casualty, which are dealt with in Article 9 hereof.

5. Window Cleaning:

Sublessee will not clean nor require, permit, suffer or allow any window in the demised premises to be cleaned from the outside in violation of Section 202 of the New York State Labor Law or any other applicable law or of the Rules of the Board of Standards and Appeals, or of any other Board or body having or asserting jurisdiction.

6. Requirements Of Law, Fire Insurance:

Prior to the commencement of the lease term, if Sublessee is then in possession, and at all times thereafter, Sublessee, at Sublessee's sole cost and expense, shall promptly comply with all present and future laws, orders and regulations of all state, federal, municipal and local governments, departments, commissions and boards and any direction of any public officer pursuant to law, and all orders, rules and regulations of the New York Board of Fire Underwriters or the Insurance Services Office, or any similar body which shall impose any violation, order or duty upon Sublessor or Sublessee with respect to the demised premises, arising out of Sublessee's particular manner of use thereof. Except as provided in Article 29 hereof, nothing herein shall require Sublessee to make structural repairs or alterations unless Sublessee has by its particular manner of use of the demised premises or method of operation therein (as opposed to merely as a school), violated any such laws, ordinances, orders, rules, regulations or requirements with respect thereto. Sublessee shall not do or permit any act or thing to be done in or to the demised premises which is contrary to law, or which will invalidate or be in conflict with public liability, fire or other policies of insurance at any time carried by or for the benefit of Sublessor. Sublessee shall pay all costs, expenses, fines, penalties or damages, which may be imposed upon Sublessor by reason of Sublessee's failure to comply with the provisions of this article. If the fire insurance rate shall, at the beginning of the Sublease, or at any time thereafter, be higher than it otherwise would be due to Sublessee's particular manner of use of the Demised Premises, then Sublessee shall reimburse Sublessor, as additional rent hereunder, for that portion of all fire insurance premiums thereafter paid by Sublessor which shall

have been charged because of such failure by Sublessee, to comply with the terms of this article. In any action or proceeding wherein Sublessor and Sublessee are parties, a schedule or "make-up" of rate for the building or the demised premises issued by a body making fire insurance rates applicable to said demised premises shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rate then applicable to said demised premises.

Notwithstanding anything to the contrary contained herein, except as otherwise provided herein, Sublessee shall not be obligated to comply with any statutes, laws, ordinances, or requirements of any public authorities or any requirements or recommendations of Sublessor's insurance carriers (herein individually or collectively called "Legal Requirements") unless the Legal Requirement is Sublessee Generated (as defined herein), in which event Sublessee shall be responsible for the same whether such Legal Requirement is structural or non-structural in nature. Sublessor shall be responsible for compliance with Legal Requirements which are Sublessor Generated (as defined herein), whether the same are of a structural or non-structural nature.

"Sublessee Generated" shall mean that the compliance with the Legal Requirement was made necessary by or arose out of any act or work performed by Sublessee or its agents or by the nature of Sublessee's use or by the manner of the conduct by Sublessee of its permitted use. "Sublessor Generated" shall mean that the compliance with the Legal Requirement was made necessary by or arose out of any act or work performed by Sublessor or its agents or relate to the Building outside of the Demised Premises. If the Legal Requirements are neither Sublessee Generated nor Sublessor Generated, then such requirements shall be referred to as "General Requirements."

Sublessee shall also be responsible for General Requirements which are of non-structural nature and apply to the demised premises (but not other portions of the Building). Sublessor shall be responsible for General Requirements which are of a structural nature pertaining to the demised premises and General Requirements relating to the rest of the Building.

7. Intentionally Omitted.

8. Sublessee's Liability Insurance, Property Loss, Damage, Indemnity:

Sublessor or its agents shall not be liable for any damage to the property of Sublessee or of others entrusted to employees of the building, nor for loss of, or damage to, any property of Sublessee by theft or otherwise, nor for any injury or damage to persons or property resulting from any cause of whatsoever nature, unless caused by or due to the willful act, omission or negligence of Sublessor, its contractors, agents, servants, guests, invitees or employees. Sublessor or its agents will not be liable for any such damage caused by other sublessees or persons in, upon or about said building, or caused by operations in construction of any private, public or quasi-public work. Sublessee agrees, at Sublessee's sole cost and expense, to maintain general public liability insurance in standard form in favor of Sublessee and naming Over-Landlord, Prime Landlord and Sublessor, and their respective agents and employees as additional insureds, against claims for bodily injury or death or property damage occurring in or upon the demised premises, effective from the date Sublessee enters into possession of the demised premises and during the term of this Sublease. Such insurance shall be in an amount and with carriers reasonably acceptable to the Over-Landlord, Prime Landlord and the Sublessor. Certificates of such policy or policies shall be delivered to the Sublessor prior to the Commencement Date. On Sublessee's default in obtaining or delivering any such certificates of such policy or policies or failure to pay the charges therefor, Sublessor may

secure or pay the charges for any such policy or policies and charge the Sublessee as additional rent therefor. Sublessee shall indemnify and save harmless the Over-Landlord and the Sublessor against and from all liabilities, obligations, damages, penalties, claims, costs and expenses for which Over-Landlord or Sublessor shall not be reimbursed by insurance, including reasonable attorneys' fees, paid, suffered or incurred as a result of any breach by Sublessee, Sublessee's agent, contractors, employees, invites, or licensees, of any covenant on condition of this Sublease, or the carelessness, negligence or improper conduct of the Sublessee, Sublessee's agents, contractors, employees, invitees or licensees. Sublessee's liability under this Sublease extends to the acts and omissions of any subtenant, and any agent, contractor, employee, invitee or licensee of any subtenant. In case any action or proceeding is brought against the Over-Landlord or the Sublessor by reason of any such claim, Sublessee, upon written notice from Sublessor, will, at Sublessee's expense, resist or defend such action or proceeding by counsel reasonably approved by Sublessor in writing, such approval not to be unreasonably withheld, conditioned or delayed (counsel for Sublessee's insurance carrier shall be deemed to be acceptable). Sublessor shall maintain commercially reasonable amounts of commercial liability and property insurance covering the building and demised premises.

9. Destruction, Fire and Other Casualty:

(a) If the demised premises or any part thereof shall be damaged by fire or other casualty, Sublessee shall give immediate notice thereof to Sublessor and this Sublease shall continue in full force and effect except as hereinafter set forth.

(b) If the demised premises are partially damaged or rendered partially unusable by fire or other casualty, the damages thereto shall be repaired by and at the expense of Sublessor or Prime Landlord, and the rent and other items of additional rent, until sixty (60) days after such repair shall be substantially completed, shall be apportioned from the day following the casualty according to the part of the demised premises which is usable unless the remainder of the demised premises which is not damaged is not and cannot reasonably be operated by Sublessee in an economically feasible manner, in which case the fixed rent and additional rent payable hereunder shall be fully abated until restoration of the demised premises.

(c) If the demised premises are totally damaged or rendered wholly unusable by fire or other casualty, then the rent and other items of additional rent as hereinafter expressly provided shall be proportionately paid up to the time of the casualty and thenceforth shall cease until the date when the demised premises shall have been repaired and restored by Sublessor (or sooner reoccupied in part by Sublessee then rent shall be apportioned as provided in subsection (b) above), subject to Sublessor's right to elect not to restore the same as hereinafter provided.

(d) If the demised premises are rendered wholly unusable or (whether or not the demised premises are damaged in whole or in part) if the building shall be so damaged that Sublessor, Over-Landlord or Prime Landlord shall decide to demolish it or to rebuild it, then, in any of such events, Sublessor may elect to terminate this Sublease (provided Sublessor also terminates the leases of all other tenants in the Building) by written notice to Sublessee given within 90 days after such fire or casualty or within 60 days after adjustment of the insurance claim for such fire or casualty, whichever is sooner, specifying a date for the expiration of the lease, which date shall not be more than 60 days after the giving of such notice, and upon the date specified in such notice the term of this Sublease shall expire as fully and completely as if such date were the date set forth above for the termination of this Sublease and Sublessee shall forthwith quit, surrender and vacate the

demised premises without prejudice however, to Sublessor's rights and remedies against Sublessee under the lease provisions in effect prior to such termination, and any rent owing shall be paid up to the date of such casualty and any payments of rent made by Sublessee which were on account of any period subsequent to such date shall be returned to Sublessee. Unless Sublessor shall serve a termination notice as provided for herein, Sublessor shall make the repairs and restorations under the conditions of subsections (b) and (c) hereof, with all reasonable expedition subject to delays due to adjustment of insurance claims, labor troubles and causes beyond Sublessor's control, specifically excepting financial incapacity. After any such casualty, Sublessee shall reasonably cooperate with Sublessor's restoration by removing from the premises as promptly as reasonably possible, all of Sublessee's salvageable inventory and movable equipment, furniture, and other property. Sublessee's liability for rent shall resume sixty (60) days after written notice from Sublessor that the demised premises are substantially ready for Sublessees occupancy.

(e) Subject to Article 52 of this Sublease, nothing hereinabove contained shall relieve Sublessee from liability that may exist as a result of damage from fire or other casualty. Notwithstanding the foregoing, including Sublessor's obligation to restore under subsections (b) and (c) above, each party shall look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty, and to the extent that such insurance is in force and collectible, and to the extent permitted by law, Sublessor and Sublessee each hereby releases and waives all right of recovery, against the other, or any one claiming through or under each of them by way of subrogation or otherwise. The release and waiver herein referred to shall be deemed to include any loss or damage to the demised premises, the building and/or to any personal property, equipment, trade fixtures, goods and merchandise located therein. The foregoing release and waiver shall be in force only if both releasors' insurance policies contain a clause providing that such a release or waiver shall not invalidate the insurance. Sublessee acknowledges that Sublessor will not carry insurance on Sublessee's furniture and/or furnishings or any fixtures or equipment, improvements, or appurtenances removable by Sublessee, and agrees that Sublessor will not he obligated to repair any damage thereto or replace the same.

(f) Sublessee hereby waives the provisions of Section 227 of the Real Property Law and agrees that the provisions of this article shall govern and control in lieu thereof.

(g) Sublessee shall have the right to terminate this Sublease if Sublessor's restoration or repair of the Premises and/or Building is anticipated to take or takes more than 90 days after the casualty to complete. Notwithstanding the foregoing, if the casualty occurs within the last two (2) years of the Term of this Sublease and the casualty is one that materially damages the Premises (i.e. the Sublessee's Rent payable hereunder has been or is reasonably anticipated to be abated for a period of three (3) months or more), then Sublessee shall have the right to cancel this Sublease without cost or penalty, on ten (10) days' notice to Sublessor.

10. Eminent Domain:

(a) If the whole or any part of the demised premises shall be acquired or condemned by Eminent Domain for any public or quasi public use or purpose, then and in that event, the term of this Sublease shall cease and terminate from the date of title vesting in such condemning authority, and Sublessee shall have no claim for the value of any unexpired term of said lease. Sublessee shall have the right to make an independent claim to the condemning authority for the value of Sublessee's moving expenses and personal property, trade fixtures and equipment and the unamortized portion of its leasehold improvements, provided Sublessee is entitled pursuant to the

terms of the Sublease to remove such property, trade fixtures and equipment at the end of the term, and provided further such claim does not reduce Sublessor's award.

(b) If more than thirty percent (30%) of the total area of the Premises immediately prior to such condemnation is taken, or if, by reason of such condemnation, Sublessee no longer has reasonable means of access to the Demised Premises or the remainder of the Demised Premises which is not condemned cannot be reasonably operated by Sublessee in an economically feasible manner due to the reduction of the area of the Premises, Sublessee, at Sublessee's option, may give to Sublessor, within sixty (60) days next following the date upon which Sublessee shall have received notice of vesting of title, a five (5) days notice of termination of this Sublease.

11. Assignment, Mortgage, Etc.:

(a) Sublessee, for itself, its heirs, distributees, executors, administrators, legal representatives, successors and assigns expressly covenants that it shall not assign, mortgage or encumber this agreement, nor underlet, or suffer or permit the demised premises or any part thereof to be used by others, without the prior written consent of Sublessor in each instance, which consent shall not be unreasonably withheld, conditioned or delayed. If this Sublease be assigned, or if the demised premises or any part thereof be underlet or occupied by anybody other than Sublessee, Sublessor may, after default by Sublessee, collect rent from the assignee, under-sublessee or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed a waiver of the covenant, or the acceptance of the assignee, under-sublessee or occupant as Sublessee, or a release of Sublessee from the further performance by Sublessee of covenants on the part of Sublessee herein contained. The consent by Sublessor to an assignment or under-sublessee shall not in any wise be construed to relieve Sublessee from obtaining the express consent in writing of Sublessor to any further assignment or underletting (which consent shall be granted or denied in accordance with this Article 11). Notwithstanding anything to the contrary contained herein, Sublessor shall not unreasonably withhold, condition or delay its consent to a request by Sublessee to change the use of the demised premises, provided that the Premises shall not be used for any of the Prohibited Uses set forth in Article 2 hereof.

(b) Notwithstanding anything to the contrary contained in this Sublease, Sublessor's consent shall not be required for: (i) the assignment of this Sublease or the subletting of all or any portion of the Demised Premises to any entity directly or indirectly controlled by, under control of or in common control with Sublessee or Sublessee's parent (any of the foregoing, a "Related Party"); (ii) the assignment of this Sublease or the subletting of all or any portion of the Demised Premises to a corporation or other entity or person acquiring all or substantially all of the assets of Sublessee; (iii) the assignment of this Sublease to any successor of Sublessee by consolidation, merger or other corporate action; (iv) a sale or transfer of all or any amount of the stock, membership, interest or other equity interest of Sublessee to any corporation or other entity or person; (v) the transfer of Sublessee's stock, or initial public offering of Sublessee's stock, on any nationally recognized stock exchange; (vi) the transfer or offering of the membership or other equity interest of Sublessee in any manner whatsoever, whether private or public, to effect any venture capital type transaction, employee incentive program or any other similar types of transactions; or (vii) the transfer of Sublessee's stock, membership interest or other equity interest of Sublessee in connection with a so-called "going private" transaction. "Control" shall be deemed to mean ownership of not less than 50% of all of the ownership interests of such corporation or other business entity.

12. Electric Current:

Sublessee covenants and agrees that at all times its use of electric current shall not exceed the capacity of existing feeders to the building or the risers or wiring installation, and Sublessee may not use any electrical equipment which, in Sublessor's opinion, reasonably exercised, will overload such installations or interfere with the use thereof by other Sublessees of the building. The change at any time of the character of electric service shall in no wise make Sublessor liable or responsible to Sublessee, for any loss, damages or expenses which Sublessee may sustain.

13. Access to Premises:

Sublessor or Sublessor's agents shall have the right (but shall not be obligated) to enter the demised premises in any emergency at any time, and at other reasonable times following reasonable notice to Sublessee, to examine the same and to make such repairs, replacements and improvements as Sublessor may deem reasonably necessary and reasonably desirable to any portion of the building or which Sublessor may elect to perform, in the demised premises, following Sublessee's failure to make repairs or perform any work which Sublessee is obligated to perform under this Sublease, or for the purpose of complying with laws, regulations and other directions of governmental authorities. Sublessee shall permit Sublessor to use and maintain and replace pipes and conduits in and through the demised premises, and to erect new pipes and conduits therein, provided they are concealed within the walls, floors or ceiling, wherever practicable. Sublessor may, during the progress of any work in the demised premises, take all necessary materials and equipment into said premises without the same constituting an eviction, nor shall the Sublessee be entitled to any abatement of rent while such work is in progress, nor to any damages by reason of loss or interruption of business or otherwise. Throughout the term hereof Sublessor shall have the right to enter the demised premises following reasonable notice to Sublessee and during Sublessee's normal business hours for the purpose of showing the same to prospective purchasers or mortgagees of the building, and during the last six months of the term for the purpose of showing the same to prospective Sublessees. If Sublessee is not present to open and permit an entry into the demised premises, Sublessor or Sublessor's agents may, in the case of an emergency, enter the same whenever such entry may be necessary or permissible, by master key or forcibly, and provided reasonable care is exercised to safeguard Sublessee's property. Such entry shall not render Sublessor or its agents liable therefor, nor in any event shall the obligations of Sublessee hereunder be affected. If during the last month of the term Sublessee shall have removed all or substantially all of Sublessee's property therefrom, Sublessor may immediately enter, alter, renovate or redecorate the demised premises without limitation or abatement of rent, or incurring liability to Sublessee for any compensation, and such act shall have no effect on this Sublease or Sublessee's obligations hereunder. Sublessor shall have the right at any time, without the same constituting an eviction and without incurring liability to Sublessee therefor, to change the arrangement and/or location of public entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets, or other public parts of the building, and to change the name, number or designation by which the building may be known, provided the same does not adversely affect Sublessee's access to the demised premises or adversely diminish the quantity or quality of services to the demised premises. Sublessor shall use reasonable efforts when making any repairs, additions or alterations in, about or affecting the Premises or adjoining premises so as to minimize interference with Sublessee's business (and, except in the case of an emergency, Sublessor shall in no event disrupt any classes conducted at the demised premises), and to perform same during reasonable business hours. All new pipes to be placed in the Premises that are not within the walls or above the ceiling shall be

boxed in by Sublessor who shall use due diligence to have the enclosures of said repairs reasonably comply with Sublessee's decor. Notwithstanding the above or anything in this Sublease to the contrary, in the event such repairs (other than those resulting from Sublessee's acts or omissions), additions or alterations in, about or affecting the Premises or adjoining premises render the Premises totally or partially unusable for purposes leased as a result thereof for more than three (3) consecutive business days, Sublessee shall thereafter receive a per diem abatement of all Rent, said abatement to be in proportion to the square footage rendered unusable as a result thereof after said three (3) day period, provided, however, that Sublessee shall have completely ceased doing business in all or such identifiable portion of the Premises. Such abatement shall continue until the earlier to occur of: (a) the vacating of the Premises by the party doing such work and restoration of that part of the Premises by that party; or (b) the resumption by Sublessee of doing business in all or such identifiable portion of the Premises.

14. Vault, Vault Space, Area:

No vaults, vault space or area, whether or not enclosed or covered, not within the property line of the building, are leased hereunder, notwithstanding anything contained in or indicated on any sketch, blue print or plan, or anything contained elsewhere in this Sublease to the contrary. Sublessor makes no representation as to the location of the property line of the building. All vaults and vault space and all such areas not within the property line of the building, which Sublessee may be permitted to use and/or occupy, is to be used and/or occupied under a revocable license, and if any such license be revoked, or if the amount of such space or area be diminished or required by any federal, state or municipal authority or pubic utility, Sublessor shall not be subject to any liability, nor shall Sublessee be entitled to any compensation or diminution or abatement of rent, nor shall such revocation, diminution or requisition be deemed constructive or actual eviction. Any tax, fee or charge of municipal authorities for such vault or area shall he paid by Sublessee.

15. Occupancy:

Sublessee will not at any time use or occupy the demised premises in violation of Articles 2 or 37 hereof, or of the certificate of occupancy (or temporary certificate of occupancy, if applicable) issued for the building of which the demised premises are a part. Sublessor shall deliver possession of the Demised Premises to Sublessee vacant, broom-clean, in compliance with all laws, rules and regulations (including, without limitation the Americans with Disabilities Act) and the certificate of occupancy for the Building permitting the Permitted Use, free of hazardous materials and violations and otherwise in the condition which shall exist on the Commencement Date "as-is", subject to the completion of Sublessor's Work.

Sublessee shall be permitted to employ, at its sole cost and expense, a security guard to monitor the students entering and exiting the demised premises. Such security guard shall be posted in the ground level lobby of the Building.

16. Bankruptcy:

(a) Anything elsewhere in this Sublease to the contrary notwithstanding, this Sublease may be cancelled by Sublessor by the sending of a written notice to Sublessee within a reasonable time after the happening of any one or more of the following events: (1) the commencement of a case in bankruptcy or under the laws of any state naming Sublessee as the debtor which is not vacated within ninety (90) days; or (2) the making by Sublessee of an assignment or any other

arrangement for the benefit of creditors under any state statute. Neither Sublessee nor any person claiming through or under Sublessee, or by reason of any statute or order of court, shall thereafter be entitled to possession of the demised premises but shall forthwith quit and surrender the demised premises. If this Sublease shall be assigned in accordance with its terms, the provisions of this Article 16 shall be applicable only to the party then owning Sublessee's interest in this Sublease.

(b) It is stipulated and agreed that in the event of the termination of this Sublease pursuant to subsection (a) hereof, Sublessor shall forthwith, notwithstanding any other provisions of this Sublease to the contrary, be entitled to recover from Sublessee, as and for liquidated damages, an amount equal to the difference between the rent reserved hereunder for the unexpired portion of the term demised and the fair and reasonable rental value of the demised premises for the same period. In the computation of such damages the difference between any installment of rent becoming due hereunder after the date of termination and the fair and reasonable rental value of the demised premises for the period for which such installment was payable shall be discounted to the date of termination at the rate of six percent (6%) per annum. If the demised premises, or any part thereof, be re-let by the Sublessor for the unexpired term of said lease, or any part thereof, before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such re-letting shall be deemed to be the fair and reasonable rental value for the part or the whole of the demised premises so re-let during the term of the re-letting. Nothing herein contained shall limit or prejudice the right of the Sublessor to prove for and obtain as liquidated damages, by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of the difference referred to above.

17. Default:

(1) If Sublessee defaults in fulfilling any of the covenants of this Sublease other than the covenants for the payment of rent or additional rent; or if the demised premises become deserted; or if any execution or attachment shall be issued against Sublessee or any of Sublessee's property, whereupon the demised premises shall be taken or occupied by someone other than Sublessee; or if this Sublease be rejected under Section 365 of Title 11 of the U.S. Code (Bankruptcy Code); then, in any one or more of such events, upon Sublessor serving a written thirty (30) days notice upon Sublessee specifying the nature of said default, and upon the expiration of said thirty (30) days, if Sublessee shall have failed to comply with or remedy such default, or if the said default or omission complained of shall be of a nature that the same cannot be completely cured or remedied within said thirty (30) day period, and if Sublessee shall not have diligently commenced curing such default within such thirty (30) day period, and shall not thereafter with reasonable diligence and in good faith proceed to remedy or cure such default, then Sublessor may serve a written five (5) days notice of cancellation of this Sublease upon Sublessee, and upon the expiration of said five (5) day period, this Sublease and the term thereunder shall end and expire as fully and completely as if the expiration of such five (5) day period were the day herein definitely fixed for the end and expiration of this Sublease and the term thereof and Sublessee shall then quit and surrender the demised premises to Sublessor, but Sublessee shall remain liable as hereinafter provided.

(2) If the notice provided for in subsection (1) hereof shall have been given, and the term shall expire as aforesaid; or if Sublessee shall make default in the payment of the rent reserved herein, or any item of additional rent herein mentioned, or any part of either, or in making any other payment herein required which default continues for ten (10) days after notice thereof; then, and in

any of such events, Sublessor may, without further notice, re-enter the demised premises either by force or otherwise, and dispossess Sublessee by summary proceedings or otherwise, and the legal representative of Sublessee or other occupant of the demised premises, and remove their effects and hold the demised premises as if this Sublease had not been made, and Sublessee hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end.

18. Remedies of Sublessor and Waiver of Redemption:

(a) In case of any such default, re-entry, expiration and/or dispossess by summary proceeding or otherwise, (a) the rent, and additional rent, shall become due thereupon and be paid up to the time of such re-entry, dispossess and/or expiration, (b) Sublessor may re-let the demised premises or any part or parts thereof, either in the name of Sublessor or otherwise, for a term or terms, which may at Sublessor's option be less than or exceed the period which would otherwise have constituted the balance of the term of this Sublease, and may grant concessions or free rent or charge a higher rental than that in this Sublease, and/or (c) Sublessee or the legal representatives of Sublessee shall also pay Sublessor, as liquidated damages, for the failure of Sublessee to observe and perform said Sublessee's covenants herein contained, any deficiency between the rent hereby reserved and/or covenanted to be paid and the net amount, if any, of the rents collected on account of the subsequent lease or leases of the demised premises for each month of the period which would otherwise have constituted the balance of the term of this Sublease. The failure of Sublessor to re-let the demised premises or any part or parts thereof shall not release or affect Sublessee's liability for damages. In computing such liquidated damages there shall be added to the said deficiency such expenses as Sublessor may incur in connection with such re-letting, such as reasonable attorneys' fees and expenses, customary brokerage, advertising costs and for keeping the demised premises in good order, or for preparing the same for re-letting. Any such liquidated damages shall be paid in monthly installments by Sublessee on the rent day specified in this Sublease. Sublessor, in putting the demised premises in good order or preparing the same for re-rental may, at Sublessor's option, make such alterations, repairs, replacements, and/or decorations in the demised premises as Sublessor, in Sublessor's reasonable judgment, considers advisable and necessary for the purpose of re-letting the demised premises, and the making of such alterations, repairs, replacement, and/or decorations shall not operate or be construed to release Sublessee from liability. Sublessor shall in no event be liable, in any way whatsoever, for failure to re-let the demised premises, or in the event that the demised premises are re-let, for failure to collect the rent thereof under such re-letting, and in no event shall Sublessee be entitled to receive any excess, if any, of such net rent collected over the sums payable by Sublessee to Sublessor hereunder. In the event of a breach or threatened breach by Sublessee of any of the covenants or provisions hereof, Sublessor shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if reentry, summary proceedings and other remedies were not herein provided for. Mention in this Sublease of any particular remedy shall not preclude Sublessor from any other remedy, in law or in equity. Sublessee hereby expressly waives any and all rights of redemptions granted by or under any present or future laws.

(b) If Sublessor fails to commence making any of the repairs required to be made by Sublessor under this Sublease within fifteen (15) business days after written notice from Sublessee of the necessity therefor, or fails to use its reasonable efforts to complete such repairs within a reasonable period of time, Sublessee, in addition to any other rights it may have hereunder shall have the right but not the obligation to make or complete said repairs on behalf of Sublessor and bill Sublessor for the reasonable cost thereof and Sublessor shall promptly reimburse Sublessee for the reasonable cost thereof. Notwithstanding the previous sentence, if, in Sublessee's reasonable

judgment an emergency exists, any repairs which are immediately necessary for the proper use and enjoyment of the demised premises shall be made by Sublessee on behalf of the Sublessor provided Sublessee simultaneously endeavors to give written notice of such repairs to Sublessor, and Sublessee shall bill Sublessor for the reasonable cost thereof and Sublessor shall promptly reimburse Sublessee for the reasonable cost thereof. In the event Sublessor fails to reimburse Sublessee within ten (10) days after receipt of such invoice, Sublessee shall have the right to offset such charges from the payments of rent and additional rent payable hereunder.

19. Fees and Expenses.

If Sublessee shall default in the observance or performance of any term or covenant on Sublessee's part to be observed or performed under, or by virtue of, any of the terms or provisions in any article of this Sublease, after notice if required, and upon expiration of any applicable grace period if any, (except in an emergency), then, unless otherwise provided elsewhere in this Sublease, Sublessor may following thirty (30) days notice and opportunity to cure, perform the obligation of Sublessee thereunder, and if Sublessor, in connection therewith or in connection with any default by Sublessee in the covenant to pay rent hereunder, makes any expenditures or incurs any obligations for the payment of money, including but not limited to reasonable attorney's fees, in instituting, prosecuting or defending any actions or proceeding, and prevails in any such action or proceeding, such sums so paid or obligations incurred with interest and costs shall be deemed to be additional rent hereunder and shall be paid by Sublessee to Sublessor within thirty (30) days of rendition of any bill or statement to Sublessee therefor, and if Sublessee's lease term shall have expired at the time of making of such expenditures or incurring of such obligations, such sums shall be recoverable by Sublessor as damages. In the event of a dispute between the parties with respect to the rights and obligations under this Lease in which a court proceeding is instituted by either party to resolve such dispute, the losing party in such court proceeding shall pay the prevailing party's reasonable attorney's fees and litigation costs.

20. No Representations by Sublessor:

Neither Sublessor nor Sublessor's agents have made any representations or promises with respect to the physical condition of the building, the land upon which it is erected or the demised premises, the rents, leases, expenses of operation, or any other matter or thing affecting or related to the demised premises, except as herein expressly set forth, and no rights, easements or licenses are acquired by Sublessee by implication or otherwise, except as expressly set forth in the provisions of this Sublease. All understandings and agreements heretofore made between the parties hereto are merged in this Sublease, which alone fully and completely expresses the agreement between Sublessor and Sublessee, and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part, unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

21. End of Term:

Upon the expiration or other termination of the Term of this Sublease, Sublessee shall quit and surrender to Sublessor the demised premises, "broom-clean", in good order and condition, ordinary wear, casualty, damage, events of the nature described in Paragraph 10, obsolescence and Sublessor's failure to make repairs required of it hereunder excepted, and Sublessee shall remove all of its property required to be removed by the provisions hereof. Sublessee's obligation to observe

or perform this covenant shall survive the expiration or other termination of this Sublease. If the last day of the term of this Sublease or any renewal thereof, falls on Sunday, this Sublease shall expire at noon on the preceding Saturday, unless it be a legal holiday, in which case it shall expire at noon on the preceding business day.

22. Quiet Enjoyment:

Sublessor covenants and agrees with Sublessee that upon Sublessee paying the rent and additional rent and observing and performing all the terms, covenants and conditions, on Sublessee's part to be observed and performed within all applicable notice and cure periods, Sublessee may peaceably and quietly enjoy the premises hereby demised, subject, nevertheless, to the terms and conditions of this Sublease including, but not limited to, Article 33 hereof and to the ground leases, underlying leases and mortgages hereinbefore mentioned.

23. Failure to Give Possession:

If Sublessor is unable to give possession of the demised premises on the date of the commencement of the term hereof, because of the holding-over or retention of possession of any Sublessee, undertenant or occupants, or for any other reason, Sublessor shall not be subject to any liability for failure to give possession on said date and the validity of the Sublease shall not be impaired under such circumstances, nor shall the same be construed in any wise to extend the term of this Sublease. If permission is given to Sublessee to enter into the possession of the demised premises or to occupy premises other than the demised premises prior to the date specified as the commencement of the term of this Sublease, Sublessee covenants and agrees that such possession and/or occupancy shall be deemed to be under all the terms, covenants, conditions and provisions of this Sublease, except as to the covenant to pay Rent. The provisions of this article are intended to constitute "an express provision to the contrary" within the meaning of Section 223-a of the New York Real Property Law. Notwithstanding anything to the contrary contained herein, in the event that Sublessor shall not have delivered the Premises to Sublessee in the condition required herein on or before (i) August 31, 2005, then Rent shall be abated two (2) days for each day of such delay or (ii) September 30, 2005, then Sublessee shall have the right to terminate this Sublease upon written notice to Sublessor.

24. No Waiver:

The failure of Sublessor or Sublessee to seek redress for violation of, or to insist upon the strict performance of any covenant or condition of this Sublease or of any of the Rules or Regulations set forth or hereafter adopted by Sublessor, shall not prevent a subsequent act which would have originally constituted a violation from having all the force and effect of an original violation. The receipt by Sublessor or payment by Sublessee of rent and/or additional rent with knowledge of the breach of any covenant of this Sublease shall not be deemed a waiver of such breach, and no provision of this Sublease shall be deemed to have been waived by Sublessor or Sublessee unless such waiver be in writing signed by Sublessor or Sublessee, as the case may be. No payment by Sublessee or receipt by Sublessor of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated remit, nor shall any endorsement or statement of any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Sublessor may accept such check or payment without prejudice to

Sublessor's right to recover the balance of such rent or pursue any other remedy in this Sublease provided. No act or thing done by Sublessor or Sublessor's agents during the term hereby demised shall be deemed in acceptance of a surrender of the demised premises and no agreement to accept such surrender shall be valid unless in writing signed by Sublessor. No employee of Sublessor or Sublessor's agent shall have any power to accept the keys of the demised premises prior to the termination of the lease, and the delivery of keys to any such agent or employee shall not operate as a termination of the lease or a surrender of the demised premises.

25. Waiver of Trial by Jury:

It is mutually agreed by and between Sublessor and Sublessee that the respective parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other (except for personal injury or property damage) on any matters whatsoever arising out of, or in any way connected with, this Sublease, the relationship of Sublessor and Sublessee, Sublessee's use of or occupancy of the demised premises, and any emergency statutory or any other statutory remedy. It is further mutually agreed that in the event Sublessor commences any proceeding or action for possession, including a summary proceeding for possession of the demised premises, Sublessee will not interpose any counterclaim of whatever nature or description in any such proceeding, including a counterclaim except for statutory mandatory or compulsory counterclaims.

26. Inability to Perform:

This Sublease and the obligation of Sublessee to pay rent hereunder and perform all of the other covenants and agreements hereunder on part of Sublessee to be performed shall in no wise be affected, impaired or excused because Sublessor is unable to fulfill any of its obligations under this Sublease, or to supply, or is delayed in supplying, any service expressly or impliedly to be supplied, or is unable to make, or is delayed in making, any repair, additions, alterations or decorations, or is unable to supply, or is delayed in supplying, any equipment, fixtures or other materials, if Sublessor is prevented or delayed from so doing by reason of strike or labor troubles, government preemption or restrictions, or by reason of any rule, order or regulation of any department or subdivision thereof of any government agency, or by reason of the conditions of which have been or are affected, either directly or indirectly, by war or other emergency, or when, in the reasonable judgment of Sublessor, temporary interruption of such services is necessary by, reason of accident, mechanical breakdown, or to make repairs, alterations or improvements (any of the foregoing being hereafter defined as an event of "force majeure").

27. Bills and Notices:

Except as otherwise in this Sublease provided, a bill, statement, notice or communication which Sublessor may desire or be required to give to Sublessee, shall be deemed sufficiently given or rendered if, in writing, sent by registered or certified mail addressed to (i) Interboro Institute Inc., 450 West 56th Street, New York, New York 10019, Attention: Mr. Stephen Adolphus and Michael O'Brien, Esq., and (ii) a copy to Robert A. Karin, Esq., Davis & Gilbert LLP, 1740 Broadway, New York, New York 10019. Any notice by Sublessee to Sublessor must be served by registered or certified mail addressed to Sublessor at the address first hereinabove given or at such other address as Sublessor shall designate by written notice. All notices (a) may also be given by either party by national overnight courier service, such as Federal Express; (b) sent by certified mail must

also be sent with "return receipt requested"; and (c) shall be deemed give upon receipt or refusal thereof.

28. Water Charges:

Sublessor shall install a water meter and thereby measure Sublessee's water consumption for all purposes. Sublessor shall pay for the cost of the meter and the cost of the installation thereof, and throughout the duration of Sublessee's occupancy Sublessee shall keep said meter and installation equipment in good working order and repair at Sublessee's own cost and expense. Sublessee agrees to pay for water consumed, as shown on said meter, within thirty (30) days after bills are rendered. Sublessee covenants and agrees to pay the sewer rent, charge or any other tax, rent, levy or charge which now or hereafter is assessed, imposed or a lien upon the demised premises pursuant to law, order or regulation made or issued in connection with the use, consumption, maintenance or supply of water, water system or sewage or sewage connection or system. The bill rendered by Sublessor shall be payable by Sublessee as additional rent. Independently of, and in addition to, any of the remedies reserved to Sublessor hereinabove or elsewhere in this Sublease, Sublessor may sue for and collect any monies to be paid by Sublessee or paid by Sublessor for any of the reasons or purposes hereinabove set forth.

29. Sprinklers:

Notwithstanding anything to the contrary contained herein, Sublessor shall install, at Sublessor's cost and expense, a sprinkler system in the Demised Premises, which system shall be in good working order on the Commencement Date and in compliance with all applicable laws and governmental codes. Anything elsewhere in this Sublease to the contrary notwithstanding, if the New York Board of Fire Underwriters or the Insurance Services Office, or any bureau, department or official of the federal, state or city government, require or recommend the installation of a sprinkler system or that any changes, modifications, alterations, or additional sprinkler heads or other equipment be made or supplied in an existing sprinkler system by reason of Sublessee's particular use of the demised premises, or the location of partitions, trade fixtures, or other contents of the demised premises, or for any other reason, or if any such sprinkler system installation's, changes, modifications, alterations, additional sprinkler heads or other such equipment, become necessary to prevent the imposition of a penalty or charge against the full allowance for a sprinkler system in the fire insurance rate set by any said Exchange or by any fire insurance company, Sublessee shall, at Sublessee's expense, promptly make such sprinkler system installations, changes, modifications, alterations, and supply additional sprinkler heads or other equipment as required, whether the work involved shall be structural or non-structural in nature.

30. Elevators, Heat, Cleaning:

Except as expressly set forth herein, Sublessee acknowledges and agrees that Sublessor is not required to provide or supply any heat or other services to Sublessee at any time during the term of this Sublease, except that Sublessor shall provide non-exclusive passenger elevator service to the demised premises at all times during the term of this Sublease. Sublessee shall at Sublessee's expense, keep the demised premises clean and in order, to the reasonable satisfaction of Sublessor. Sublessee shall pay to Sublessor the reasonable out-of-pocket cost of removal of any of Sublessee's refuse and rubbish from the building. Bills for the same shall be rendered by Sublessor to Sublessee at such times as Sublessor may elect (but not more than monthly), and shall be due and payable within thirty (30) days after rendered, and the amount of such bills shall be deemed to

be, and be paid as additional rent. Sublessee shall, however, have the option of independently contracting for the removal of such rubbish and refuse in the event that Sublessee does not wish to have same done by employees of Sublessor. Under such circumstances, however, the removal of such refuse and rubbish by others shall be subject to such rules and regulations as, in the reasonable judgment of Sublessor, are necessary for the proper operation of the building.

31. Security:

As more particularly described and set forth in Article 59, Sublessee has deposited with Sublessor a security deposit to assure the full and faithful performance and observance by Sublessee of the terms, provisions and conditions of this Sublease; and it is agreed that, in the event Sublessee defaults beyond the expiration of any applicable notice and cure periods in respect of any of the terms, provisions and conditions of this Sublease, including, but not limited to, the payment of rent and additional rent, Sublessor may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any rent and additional rent, or any other sum as to which Sublessee is in default, or for any sum which Sublessor may expend or may be required to expend by reason of Sublessee's default, in respect of any of the terms, covenants and conditions of this Sublease, including but not limited to, any damages or deficiency in the reletting of the demised premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Sublessor. In the event that Sublessee shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Sublease, the security shall be returned to Sublessee within thirty (30) days after the date fixed as the end of the Sublease and after delivery of entire possession of the demised premises to Sublessor. In the event of a sale of the land and building or leasing of the building, of which the demised premises form a part, Sublessor shall have the right to transfer the security to the vendee or lessee and upon such transfer, but not otherwise Sublessor shall thereupon be released by Sublessee from all liability for the return of such security, and Sublessee agrees to look solely to the new Sublessor for the return of said security; and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new Sublessor. Sublessee further covenants that it will not assign or encumber or attempt to assign or encumber the monies deposited herein as security (except in connection with a permitted assignment of this Sublease), and that neither Sublessor nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

32. Captions:

The captions are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Sublease nor the intent of any provision thereof.

33. Definitions:

The term "Sublessor" as used in this Sublease means only the sublessor, or the mortgagee in possession, for the time being of the demised premises, so that in the event of any assignment of this Sublease, the said sublessor shall be and hereby is entirely freed and relieved of all covenants and obligations of Sublessor hereunder, and shall be deemed and construed without further agreement between the parties or their successors in interest, or between the parties and that the assignee has assumed and agreed to carry out any and all covenants and obligations of Sublessor hereunder. The words "re-enter" and "re-entry" as used in this Sublease are not restricted to their technical legal meaning. The term "business days" as used in this Sublease shall exclude

Saturdays, Sundays and all days designated as holidays by the applicable building service union employees service contract or by the applicable Operating Engineers contract with respect to HVAC service. For purposes of this Sublease, whenever the words "include", "includes" or "including" are used, they shall be deemed to be followed by the words "without limitation", and, whenever the circumstances or the context requires, the singular shall be construed as the plural, the masculine shall be construed as the feminine and/or the neuter and vice versa.

34. Adjacent Excavation - Shoring:

If an excavation shall be made upon land adjacent to the demised premises, or shall be authorized to be made, Sublessee shall afford to the person causing or authorized to cause such excavation, license to enter upon the demised premises for the purpose of doing such reasonable work, as said person shall deem necessary, to preserve the wall or the building of which the demised premises form a part from injury or damage and to support the same by proper foundations, without any claim for damages or indemnity against Sublessor, or diminution or abatement of rent.

35. Rules and Regulations:

Sublessee and Sublessee's servants, employees, agents, visitors, and licensees shall observe faithfully, and comply strictly with the Rules and Regulations and such other and further reasonable Rules and Regulations as Sublessor or Sublessor's agents may from time to time adopt. Notice of any additional rules or regulations shall be given in such manner as Sublessor may elect. In case Sublessee disputes the reasonableness of any additional Rule or Regulation hereafter made or adopted by Sublessor or Sublessor's agents, the parties hereto agree to submit the question of the reasonableness of such Rule or Regulation for decision to the New York office of the American Arbitration Association, whose determination shall be final and conclusive upon the parties hereto. The right to dispute the reasonableness of any additional Rule or Regulation upon Sublessee's part shall be deemed waived unless the same shall be asserted by service of a notice, in writing, upon Sublessor, within thirty (30) days after the giving of notice thereof. Nothing in this Sublease contained shall be construed to impose upon Sublessor any duty or obligation to enforce the Rules and Regulations or terms, covenants or conditions in any other lease, as against any other tenant, and Sublessor shall not be liable to Sublessee for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees. Notwithstanding the foregoing, Sublessor shall enforce the Rules and Regulations in a non-discriminatory manner.

36. Glass:

Sublessee shall replace, at the expense of Sublessee, any and all plate and other glass damaged or broken from, any cause whatsoever in and about the demised premises. Sublessee may insure, and keep insured, at Sublessee's expense, all plate and other glass in the demised premises for and in the name of Sublessee.

37. Pornographic Uses Prohibited:

Sublessee agrees that the value of the demised premises and the reputation of the Sublessor will be seriously injured if the demised premises are used for any obscene or pornographic purposes or any sort of commercial sex establishment. Sublessee agrees that Sublessee will not bring or permit any obscene or pornographic material on the demised premises, and shall not permit or conduct any obscene, nude, or semi-nude live performances on the demised premises, nor permit the use of the

demised premises for nude modeling, rap sessions, or as a so-called rubber goods shop, or as a sex club of any sort, or as a "massage parlor." Sublessee agrees further that Sublessee will not permit any of these uses by any sublessee or assignee of the demised premises. This Article shall directly bind any successors in interest to the Sublessee. Sublessee agrees that if at any time Sublessee violates any of the provisions of this Article, such violation shall be deemed a breach of a substantial obligation of the terms of this Sublease and objectionable conduct. Pornographic material is defined for purposes of this Article as any written or pictorial matter with prurient appeal, or any objects of instrument that are primarily concerned with lewd or prurient sexual activity. Obscene material is defined here as it is in Penal Law §235.00.

38. Estoppel Certificate:

Each party, at any time, and from time to time, upon at least 10 days prior notice from the other party, shall execute, acknowledge and deliver to the requesting party, and/or to any other person, firm or corporation specified by such party, a statement certifying that this Sublease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), stating the dates which the rent and additional rent have been paid, and stating whether or not there exists any defaults by the other party under this Sublease, and, if so, specifying each such default.

39. Successors and Assigns:

The covenants, conditions and agreements contained in this Sublease shall bind and inure to the benefit of Sublessor and Sublessee and their respective heirs, distributes, executors, administrators, successors, and except as otherwise provided in this Sublease, their assigns. Sublessee shall look only to Sublessor's estate and interest in the land and building for the satisfaction of Sublessee's remedies for the collection of a judgment (or other judicial process) against Sublessor in the event of any default by Sublessor hereunder, and no other property or assets of such Sublessor (or any partner, member, officer or director thereof, disclosed or undisclosed), shall be subject to levy, execution or other enforcement procedure for the satisfaction of Sublessee's remedies under, or with respect to, this Sublease, the relationship of Sublessor and Sublessee hereunder, or Sublessee's use and occupancy of the demised premises.

BALANCE OF PAGE INTENTIONALLY LEFT BLANK

THE ATTACHED RIDER FORMS AN INTEGRAL PART OF THIS SUBLEASE

In Witness Whereof, Sublessor and Sublessee have respectively signed and sealed this Sublease as of the day and year first above written.

GENKING, LLC, as Sublessor

By: ____________________
Name: Cho Chiao Lin
Title: Member

INTERBORO INSTITUTE, INC., as Sublessee

By: ____________________
Name: Stephen H. Adolphus
Title: President

ACKNOWLEDGMENTS

STATE OF NEW YORK)
:ss.:
COUNTY OF QUEENS).

On the 28th day of March, in the year 2005, before me, the undersigned, a Notary Public in and for said state, personally appeared, Cho Chiao Lin, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that **he/she** executed the same in **his/her** capacity, and that by **his/her** signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Una May Chang
Notary Public

UNA MAY CHANG
Notary Public, State of New York
No. 31-4523068
Qualified in New York County
Commission Expires February 28, 2007

STATE OF NEW YORK)
:ss.:
COUNTY OF NEW YORK)

On the 03 day of 23, in the year 2005, before me, the undersigned, a Notary Public in and for said state, personally appeared, Stephen H. Adolphus personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that **he/she** executed the same in **his/her** capacity, and that by **his/her** signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Edward Persaud
Notary Public

EDWARD PERSAUD
Notary Public, State of New York
No. 01PE6121402
Qualified in Queens County
Commission Expires January 18, 2009

IMPORTANT - PLEASE READ

RULES AND REGULATIONS ATTACHED TO
AND MADE A PART OF THIS SUBLEASE
IN ACCORDANCE WITH ARTICLE 35.

1. The sidewalks, entrances, driveways, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by any sublessee or used for any purpose other than for ingress to and egress from the demised premises and for delivery of merchandise and equipment in a prompt and efficient manner using elevators and passage-ways designed for such delivery by Sublessor. There shall not be used in any space, or in the public hall of the building, either by any Sublessee or by jobbers, or others in the delivery or receipt of merchandise, any hand trucks except those equipped with rubber tires and safeguards.

2. Intentionally Omitted.

3. The water and wash closets and plumbing fixtures shall not be used for any purposes other than those for which they were designed or constructed.

4. Sublessee shall not use, keep or permit to be used or kept, any foul or noxious gas or substance in the demised premises except in conformity with Legal Requirements, or permit or suffer the demised premises to be occupied or used in a manner unreasonably offensive or objectionable to Sublessor or other occupants of the building by reason of noise, odors and/or vibrations, or interfere in any way with other Sublessees or those having business therein.

5. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by Sublessee on any part of the outside of the demised premises or the building, or on the inside of the demised premises if the same is visible from the outside of the demised premises, without the prior written consent of Sublessor and the Over-Landlord (which consent shall not be unreasonably withheld, conditioned or delayed), except that the name of Sublessee may appear on the entrance door of the demised premises. In the event of the violation of the foregoing by Sublessee, Sublessor may remove same without any liability and may charge the expense incurred by such removal to Sublessee. Signs on interior doors and directory tablet shall be inscribed, painted or affixed for Sublessee by Sublessor at the expense of Sublessee, and shall be of a size, color and style acceptable to Sublessor.

6. Sublessee shall not lay linoleum, or other similar floor covering, so that the same shall come in direct contact with the floor of the demised premises, and, if linoleum or other similar floor covering is desired to be used, an interlining of builder's deadening felt shall be first affixed to the floor, by a paste or other material, soluble in water, the use of cement or other similar adhesive material being expressly prohibited.

7. Freight, furniture, business equipment, merchandise and bulky matter of any description shall be delivered to and removed from the demised premises only on the freight elevators and through the service entrances and corridors, and only during hours and in a manner reasonably approved by Sublessor. Sublessor reserves the right to inspect all freight to be brought into the building and to exclude from the building all freight which violates any of these Rules and Regulations or the Sublease of which these Rules and Regulations are a part.

8. Sublessor reserves the right to exclude from the building between the hours of 6 P.M. and 8 AM. and at all hours on Sundays, and holidays all persons who do not present a student identification card or pass to the building signed by Sublessor. Sublessor will furnish passes to persons for whom Sublessee requests same in writing. Sublessee shall be responsible for all persons for whom it requests such pass, and shall be liable to Sublessor for all acts of such person.

9. Intentionally Omitted.

10. Except normal cleaning supplies, Sublessee shall not bring or permit to be brought or kept in or on the demised premises, any inflammable, combustible, or explosive, or hazardous fluid, material, chemical or substance except in compliance with Legal Requirements, or cause or permit any odors of cooking or other processes, or any unusual or other objectionable odors, to permeate in or emanate from the demised premises.

11. Sublessee shall not place a load on any floor of the demised premises exceeding the floor load per square foot area which it was designed to carry and which is allowed bylaw. Sublessor reserves the right to prescribe the weight and position of all safes, business machines and mechanical equipment. Such installations shall be placed and maintained by Sublessee at Sublessee's expense in a setting sufficient in Sublessor's reasonable judgment to absorb and prevent vibration, noise and annoyance.

12. Refuse and Trash - Sublessee covenants and agrees, at its sole cost and expense, to comply with all present and future laws, orders and regulations of all state, federal, municipal and local governments, departments, commissions and boards regarding the collection, sorting, separation and recycling of waste products, garbage, refuse and trash. Sublessee shall pay all reasonable out-of-pocket costs, expenses, fines, penalties or damages that may be imposed on Sublessor or Sublessee by reason of Sublessee's failure to comply with the provisions of this Building Rule 12, and, at Sublessee's sole cost and expense, shall indemnify, defend and hold Sublessor harmless (including reasonable legal fees and expenses) from and against any actions, claims and suits arising from such non-compliance, utilizing counsel reasonably satisfactory to Sublessor.

13. In the event of any conflict between these Rules and Regulations and the provisions of the Sublease, the provisions of the Sublease shall prevail.

RIDER TO SUBLEASE
BETWEEN
GENKING, LLC,
AS SUBLESSOR,

AND

INTERBORO INSTITUTE, INC.,
AS SUBLESSEE,

FOR A PORTION OF THE PREMISES AT
37-02 MAIN ST., QUEENS, NY 11354

Rider attached to and made a part of the Sublease dated as of this ___ day of March, 2005 (the "Sublease") between GENKING, LLC, as Sublessor, and Interboro Institute, Inc., as Sublessee, for a portion of the premises located at 37-02 Main Street, Flushing, NY, as Subtenant, all as more particularly described in Exhibit "A" attached to this Sublease (the "Premises" or "Demised Premises").

In the event of any conflict between any of the provisions of this Rider and any of the provisions of the Sublease, the provisions of this Rider shall be controlling.

40. Master Lease:

Sublessee expressly acknowledges it has read and examined (i) that certain Agreement of Lease dated as of March 6, 2001 between Mehran Enterprise Ltd. ("Prime Landlord"), as Landlord, and Futurama Home Furniture of Queens, as Tenant, a true and correct copy of which is annexed hereto as Exhibit C-1 (herein the "Parent Lease"), and (ii) that certain Master Lease, as hereinabove defined, a true and correct copy of which is annexed hereto as Exhibit C-2 and incorporated herein by reference, except that certain provisions of the Master Lease have been intentionally omitted from the copy so annexed hereto, all as more particularly described on the cover sheet for Exhibit C-2. Sublessee further agrees that Sublessor shall have no liability of any nature whatsoever to Sublessee as a consequence of Over-Landlord's default under the Master Lease, including, but not limited to, Over-Landlord's breach of a covenant of quiet enjoyment unless said default(s) arise from the Sublessor's willful misconduct or negligence of Sublessor. This Sublease becomes effective as a Sublease only upon execution and delivery thereof by the parties hereto and upon receipt by the parties of the consent and approval of the Over-Landlord and Prime Landlord in the form attached hereto as Exhibit B.

41. Term of Lease/Sublessor's Work:

The term of this Sublease shall be approximately twenty (20) years, commencing on the Commencement Date and ending on the Expiration Date, unless this Sublease is sooner terminated as herein provided.

Sublessor shall, at its sole cost and expense, perform the work set forth on Exhibit D attached hereto ("Sublessor's Work"). Sublessor shall commence the performance of Sublessor's Work promptly after the date hereof and use its best efforts to complete the same by August 15, 2005. Sublessor's Work shall be completed in compliance with all applicable Legal Requirements, and Sublessor shall deliver the demised premises to Sublessee in compliance with all applicable Legal Requirements. Sublessee hereby acknowledges that the plans attached as Exhibit D have been prepared by Sublessee's architect and are suitable for Sublessee's use of the demised premises. In addition, Sublessee's architect has agreed to "self-certify" the plans. Should any revisions to the plans attached as Exhibit D be required by the New York Department of Buildings or any other governmental authority having jurisdiction, then Sublessor shall revise such plans and perform such work at Sublessor's sole cost and expense. As a part of Sublessor's Work, Sublessor shall (i) obtain a certificate of occupancy for the demised premises which shall provide that the demised premises may be used and occupied for the Permitted Use, (ii) ensure that the demised premises are delivered to Sublessee free of all violations, whether of record or otherwise, except for those minor violations that may be cured with the payment of money and shall not affect Sublessee's use of the Premises, including, performing and obtaining permits for any alterations (provided, however, that such violations shall remain the responsibility of the Sublessor to cure), (iii) ensure that all portions of the demised premises and portions of the Building containing Sublessee's equipment are structurally sound, (iv) provide that all stairways used by Sublessee and its invitees for ingress and egress are well lit and clean and otherwise in good condition, (v) provide that the lobby to the Building used as Sublessee's entrance to the demised premises is constructed in accordance with Exhibit D and is heated sufficiently for the comfortable occupancy of Sublessee's security guard, and (vi) permanently weld open (or remove entirely) the rolling metal gate on the entrance to the Building. During the performance of Sublessor's Work, Sublessor, Sublessor's contractor, Sublessee and Sublessee's architect shall make reasonable efforts to regularly inspect the progress of Sublessor's Work at times mutually convenient to all parties.

Notwithstanding anything to the contrary contained herein, Sublessor, at its sole cost and expense, is attempting to obtain from the commissioner of the New York City Building Department for the Borough of Queens a "reconsideration" of the applicability of the New York City Building Code (the "Reconsideration") to the extent it requires (or may require) a fire alarm system to be installed by Sublessor in the entire Building. In order for the reconsideration to be acceptable to excuse the construction of a Building-wide fire alarm system, it must specifically state that the Reconsideration is granted even though a school is located within the Building (the "School Acknowledgment"). In the event that Sublessor obtains such Reconsideration (which includes the School Acknowledgment) in a timely manner that will not delay the substantial completion of Sublessor's Work, then Sublessee hereby agrees that Sublessor shall be entitled to install (in lieu of the fire alarm system set forth on Exhibit D attached hereto as part of Sublessor's Work), at Sublessor's sole cost and expense, a local fire alarm system within the demised premises, which alarm system will, among other things, have call boxes which will call the security guards on the 4th floor and in the lobby of the Building in the event of a fire and which shall otherwise meet the specifications attached hereto as Exhibit H. In the event that Sublessor is not able to obtain such Reconsideration (which includes the School Acknowledgment) in a manner that would not delay substantial completion of Sublessor's Work, then Sublessor shall install, at its sole cost and expense, the fire alarm system set forth on the plans attached hereto as Exhibit D.

Sublessor hereby warrants Sublessor's Work for a period two (2) years, and in the event any repair or replacement shall become necessary in connection with any portion of Sublessor's Work (other than due to reasonable wear and tear or the negligence or willful misconduct of Sublessee or its contractors, agents, employees, servants, guests or invitees), Sublessor shall, at Sublessor's sole cost and expense, promptly make such repair or replacement.

42. Rent and Other Payments:

(a) Base Rent: The annual base rent during the Term under this Sublease (the "Base Rent") shall be as follows:

Sublease Year	Annual Base Rent	Monthly Base Rent**
First	$479,460.00*	$39,955.00*
Second	$479,460.00	$39,955.00
Third	$479,460.00	$39,955.00
Fourth	$500,682.00	$41,723.50
Fifth	$500,682.00	$41,723.50
Sixth	$500,682.00	$41,723.50
Seventh	$523,004.40	$43,583.70
Eighth	$523,004.40	$43,583.70
Ninth	$523,004.40	$43,583.70
Tenth	$546,427.20	$45,535.60
Eleventh	$546,427.20	$45,535.60
Twelfth	$546,427.20	$45,535.60
Thirteenth	$570,950.40	$47,579.20
Fourteenth	$570,950.40	$47,579.20
Fifteenth	$570,950.40	$47,579.20
Sixteenth	$596,191.20	$49,682.60
Seventeenth	$596,191.20	$49,682.60
Eighteenth	$596,191.20	$49,682.60
Nineteenth	$623,769.60	$51,980.80
Twentieth	$623,769.60	$51,980.80

---

*The parties have agreed that the Base Rent payable by Sublessee shall be $19,977.50 per month commencing on the date hereof and ending on the last day of the month in which the 3-month anniversary of the Commencement Date occurs, and thereafter, Base Rent shall be payable in accordance with the schedule above. Notwithstanding the foregoing, it is understood and agreed that Sublessee shall pay all Additional Rent and other costs and expenses due by Sublessee under this Sublease accruing during the first year, monthly as they accrue and are billed by the Sublessor.

**The Base Rent shall be payable in monthly installments in advance on the first day of each month during the term of this Sublease, without any set off or deduction whatsoever, except that Sublessee

shall pay the first monthly installment of Base Rent ($19,977.50) simultaneously with the execution and delivery of this Sublease.

(b) Additional Rent: All sums payable by Sublessee to Sublessor under this Sublease other than Base Rent shall be deemed "Additional Rent," whether or not designated as Additional Rent, Base Rent and/or Additional Rent is sometimes also referred to throughout this Sublease as "Rent." Additional Rent shall include but not be limited to the payment of Sublessee's Proportionate Share (as hereinafter defined) of the real estate taxes, assessments, special or otherwise, sewer charges, rates and rents, and all other such charges, taxes, levies and sums of every kind or nature whatsoever, general and special, ordinary as well as extraordinary, whether or not now within contemplation of the parties, as shall or may, during the term of the Sublease, be assessed, levied, charged or imposed upon or become a lien on the Demised Premises or any part thereof, or anything appurtenant thereof, or which is imposed on Sublessee under the provisions of this Sublease. All charges for additional rents are due and payable within thirty (30) days after demand and after presentation of a bill therefor; and Sublessee's obligation to pay Base Rent and Additional Rent shall survive the expiration or termination of the term of this Sublease.

(c) Sublessee's Proportionate Share. Wherever Sublessee is required under the express terms of this Sublease to pay it's share of an expense hereunder, it is understood and agreed that Sublessee's Proportionate share shall be 20.44% (herein the "Sublessee's Proportionate Share"). In the event that the rentable square footage of the building is increased or decreased, then Sublessee's Proportionate Share shall be appropriately adjusted. The parties hereby agree and acknowledge that the Building currently consists of 76,926 rentable square feet.

(d) Building's Operating Expenses. During the first year of the term of this Sublease, Sublessee shall pay, on the first day of each month, the sum of $2,620.00 as its share of the Building's operating expenses. Thereafter, in each succeeding year of this Sublease, Sublessee shall pay to Sublessor, monthly in advance, the following amounts in respect of the Building's operating expenses (and in lieu of any reimbursement for any such expenses):

Sublease Year	Monthly Operating Expense Amount
First	$2,620.00
Second	$2,620.00
Third	$2,620.00
Fourth	$2,751.00
Fifth	$2,751.00
Sixth	$2,751.00
Seventh	$2,888.55
Eighth	$2,888.55
Ninth	$2,888.55
Tenth	$3,032.98
Eleventh	$3,032.98
Twelfth	$3,032.98
Thirteenth	$3,184.63
Fourteenth	$3,184.63
Fifteenth	$3,184.63

Sixteenth	$3,343.86
Seventeenth	$3,343.86
Eighteenth	$3,343.86
Nineteenth	$3,511.05
Twentieth	$3,511.05

(e) Management Fee. In addition to the foregoing, Sublessee shall pay to Sublessor Sublessee's Proportionate Share of a management fee equal to five (5%) Percent on each of the categories of charges specified below in this Article 42, but only to the extent that such charges are first paid directly by the Sublessor at any time during the term of this Sublease:

(i) All permits required to be obtained by Sublessee as a result of its use and occupancy of the Demised Premises (excluding the certificate of occupancy for the demised premises and any permits obtained in connection with Sublessor's Work), but which are obtained and paid for directly by Sublessor after timely written notice to Sublessee; and all permits first obtained by the Sublessor relating to the Demised Premises as a whole and which would become a lien on the Demised Premises if not paid, including sign permits, HVAC permits, sprinkler and standpipe fees, and boiler and fuel oil tank inspection fees.

(ii) All fines, assessments and penalties incurred by Sublessee as a result of its use and occupancy of the Demised Premises to the extent not previously paid by Sublessee; and any reasonable out-of-pocket costs, actually incurred and paid by Sublessor, and which are reasonably required to cure, correct or remove any such fines, assessments and penalties not previously paid by Sublessee.

(iii) All utility charges billed directly to and first paid by Sublessor, such as sewer charges for the Demised Premises only; and any other utility charges billed directly to Sublessee (a) which Sublessee fails to pay in a timely manner; (b) which would become a lien on the Demised Premises if not paid; and (c) which Sublessor actually pays after timely written notice to Sublessee.

It is expressly understood and agreed that no Management Fee will be charged or payable under the provisions of this subparagraph (e) with respect to any rent payable under this Sublease, including Base Rent and Additional Rent; with respect to any Taxes payable under this Sublease, including Taxes, Rent Taxes and U&O Tax (as those terms are defined and used in Article 43 below); with respect to any service contracts required by the provisions of Article 55(a)(x) below; or with respect to any of the insurance premiums for any of the insurance required to be carried and maintained by Sublessor or Sublessee pursuant to the provisions of Articles 45(b)(vii) and 51 below.

43. Taxes:

(a) Real Estate Taxes and Assessments. During the first year of the term of this Sublease, Sublessee shall pay, on the first day of each month, the sum of $3,664.21 as its share of all real estate taxes and assessments on the Building for said initial twelve-month period.

Thereafter, in each succeeding year of this Sublease, Sublessee shall pay to Sublessor, monthly in advance, an amount equal to one-twelfth (1/12th) of Sublessee's Proportionate Share of Sublessor's estimate of Taxes for the then current tax year. Sublessee's Proportionate Share shall be based on all of the real estate taxes and assessments, special or otherwise, extraordinary or ordinary, which may be charged, assessed, levied or imposed upon the land, the Building or any part thereof or anything appurtenant thereto, including, without limitation, any assessment or charge imposed by any Business Development District, relating to any period of time commencing from and after the Commencement Date, including but not limited to any and all reasonable out-of-pocket expenses reasonably incurred by Sublessor (or the Over-Landlord to the extent Over-Landlord bills Sublessor for such expenses or to the extent Over-Landlord or Sublessor elects to exercise their respective rights to appeal property and real estate taxes) in negotiating, appealing or contesting such taxes and assessments, both general and special, levied and assessed against the land, buildings and all other improvements forming a part of the Demised Premises, whether now existing or hereafter constructed (collectively, "Taxes"). The term Taxes shall be further defined as the amount stated on the tax notice for the Building as a whole from the taxing authority which is due and payable by Over-Landlord or Sublessor in the calendar month prior to the accrual of any penalties and/or interest. "Taxes" shall in no event include any franchise, income, excise, inheritance, gift or estate taxes. Sublessee shall be entitled to pay Sublessee's Proportionate Share of Taxes in the maximum number of installments permitted by the taxing authority.

(b) Rental Taxes. If any governmental taxing authority shall levy, assess, or impose any tax, excise or assessment (other than income or franchise tax) upon or against the rents payable by Sublessee to Sublessor ("Rent Tax") and/or Sublessee's use or occupancy of the Premises ("U&O Tax"), either by way of substitution for or in addition to any existing tax on land, buildings or otherwise provided that such tax, excise or assessment is levied on real estate owners as a class, Sublessee shall directly pay, or reimburse Sublessor for Sublessee's Proportionate Share of such Rent Tax and/or U&O Tax, as the case may be.

(c) ICIP. Sublessor hereby represents that it has filed and agrees to diligently pursue an application pursuant to the Industrial and Commercial Incentive Program ("ICIP") with the New York City Department of Business Services/ Division of Labor Services ("DLS") and if an ICIP abatement is made available, to keep such abatement in full force and effect. Sublessee's Proportionate share of the benefit of any ICIP abatement of Taxes shall inure to the benefit of Sublessee.

44. Services:

(a) Sublessor shall deliver the heating and air conditioning system equipment to Sublessee on the Commencement Date in good working order. From and after that date, Sublessee alone shall be solely responsible for maintaining, repairing and replacing such equipment in good and safe operating condition and shall surrender same to the Sublessor at the expiration of the term of this Sublease in the same condition as at the date hereof, less reasonable wear and tear and damage from casualty. Sewer and water blockages or leaks which are within the Demised Premises shall be repaired by Sublessee at its own cost and expense. Sewer and water blockages and leaks outside the Demised Premises or within any of the demising walls shall be repaired by Sublessor at its own cost and expense (or by another sublessee of the Building pursuant to such sublessee's sublease) unless caused by Sublessee's negligence or willful act, in which event they shall be repaired by Sublessee at its sole cost and expense.

(b) Sublessor, at Sublessor's sole cost and expense, shall install a separate meter to measure Sublessee's consumption of electricity in the Premises. Sublessee shall contract directly with the public utility company furnishing electric service to the Building for electric service to the demised premises. Sublessor shall maintain the meter in good working order and repair. If Sublessor fails to maintain such meter, Sublessee may repair or replace such meter at Sublessor's expense. All electricity used during the performance of Sublessor's Work shall be paid for by Sublessor. Sublessor shall ensure that at least 800 amps of electricity shall at all times during the term of this Sublease be furnished to the demised premises. Sublessee shall at all times comply with the rules, regulations, terms and conditions of the utility companies providing such electricity to the Demised Premises. If in Sublessor's reasonable judgment, Sublessee's electrical requirements necessitate installation of additional risers, feeders or other proper and necessary equipment, and if Sublessor has approved such installation, the same shall be installed by Sublessor at Sublessee's sole cost and expense, which cost shall be chargeable and collectible as Additional Rent hereunder and paid by Sublessee to Sublessor prior to the commencement of such installation by Sublessor. Sublessor shall not be liable in any way to Sublessee for any failure or defect in the supply or character of electrical service furnished to the Demised Premises by reason of any requirement, act or omission of the utility servicing the Building or for any other reason, unless caused by Sublessor's negligence or willful misconduct.

(c) Sublessee, at Sublessee's sole cost and expense, shall (1) keep the Demised Premises clean, in good order and in a safe and sanitary condition, (2) cause the Demised Premises, the entrance door or doors and all glass surfaces (interior and exterior of the Demised Premises) and any entrance areas (including service entrances) to be cleaned at regular intervals, (3) cause Sublessee's refuse and rubbish to be kept completely out of view (except when the same is being taken to the location of collection, which location is set forth on Exhibit F attached hereto) and removed daily from the Demised Premises and the Building, and (4) cause any portions of the Demised Premises to be exterminated against infestation by vermin, roaches or rodents on a regular basis. If reasonably required by Sublessor, Sublessee shall enter into a contract with a reputable exterminating service reasonably approved by Sublessor for exterminating services not less than once each calendar month. If Sublessee shall fail to provide for such service, Sublessor after notice to Sublessee shall have the right to enter into such contract and the reasonable out-of-pocket cost thereof shall be paid to Sublessor as Additional Rent upon demand. Sublessee shall cause the removal of such refuse and rubbish and the furnishing of cleaning and exterminating services to be performed in accordance with all applicable rules and regulations of Sublessor, and shall not permit any person to enter the Demised Premises or the Building for such purposes, other than persons first reasonably approved by Sublessor.

(d) Sublessee shall not suffer or permit anything to enter the sewage, waste or drainage system or any other pipes which will or is likely to create a stoppage or have a damaging, corrosive or deteriorating effect thereon. Sublessee shall, at its sole cost and expense, keep the sewage, waste and drainage system exclusively serving the Demised Premises and all other pipes exclusively serving the Demised Premises free of obstructions emanating from the Demised Premises and Sublessee's business and shall regularly clean all flues, ventilation stacks and systems exclusively serving the Demised Premises.

(e) Sublessee's failure to promptly remedy and cure any unclean or unsanitary condition, within applicable notice and cure periods shall constitute a breach of a material and substantial obligation by Sublessee under this Sublease and Sublessor shall have the right to perform, at the reasonable expense of Sublessee whatever extermination or other work it reasonably deems necessary in order to cure or remedy such condition including, but not limited to, extermination of portions of the Building other than the Demised Premises.

45. Construction:

(a) Sublessor's Work: Subject to the provisions of Article 45(b) below regarding the obligations of Sublessor to maintain the Demised Premises in good operating condition and to make all necessary repairs with respect to any damages that may arise from and after the Commencement Date and subject to Sublessor's warranty of Sublessor's Work set forth in Article 41 above, neither the Over-Landlord nor the Sublessor shall have any responsibility to perform any work whatsoever and will deliver the Demised Premises to the Sublessee "AS IS", except as otherwise set forth herein.

Sublessor shall use due diligence and expeditiously obtain, at its sole cost and expense, all building permits, certificates of occupancy and any other approvals, licenses or permits as may be required from all government authorities and utility companies for Sublessor's Work.

(b) Sublessee's Alterations. Supplementing the provisions of Article 3 above and of Article VI(D) of the Master Lease, Sublessee acknowledges and agrees that the making of any and all changes of any nature whatsoever in or to the Demised Premises or any part thereof are subject to the following provisions:

(i) Sublessee shall not make any structural changes or alterations to the Demised Premises or any part thereof without the prior written consent of both the Sublessor and the Over-Landlord. Sublessor's and Over-Landlord's consent shall not be unreasonably withheld, conditioned or delayed. All additions to or alterations of the Demised Premises (herein the "Sublessee's Alterations") shall become part of the realty and belong to Over-Landlord. Sublessee, at its sole expense, shall repair any damage caused by any of Sublessee's or its contractors', agents', employees', servants', guests' or invitees' acts in connection with said alterations.

(ii) Sublessee's Alterations shall be free and clear of all liens and encumbrances and shall not, in whole or in part, be subject or subjected to any conditional bills of sale or chattel mortgages or Uniform Commercial Code filings.

(iii) Sublessee's Alterations shall be made with all reasonable dispatch, in a first-class manner, with first-class materials and workmanship and in conformity and compliance with the plans and specifications therefor (where plans and specifications are required). Sublessee will use its reasonable efforts to assure that only new or like-new materials, fixtures and equipment shall be utilized for and in connection with Sublessee's Alterations. Sublessee's Alterations shall be performed in a safe and careful manner and without injury to any part of the Demised Premises

or the Building containing the same. Sublessee shall take proper steps to prevent damage to or destruction of any part of the Demised Premises or of the Building containing same.

(iv) No material changes in, additions to or deviations from any plans and specifications affecting the Demised Premises shall be made without the further written approval of both the Sublessor and the Over-Landlord of such changes, additions or deviations first had and obtained, which approval shall not be unreasonably withheld, conditioned or delayed by Sublessor or Over-Landlord.

(iv) Before Sublessee's Alterations are begun, Sublessee shall procure at Sublessee's sole cost and expense, all necessary and proper licenses, permits, approvals and authorizations from all governmental authorities having jurisdiction, and shall, on demand, deliver photostatic copies thereof to Sublessor.

(v) Sublessee's Alterations shall be performed in compliance and conformity with all applicable laws and ordinances and all applicable rules, regulations, orders and requirements of all governmental authorities, as well as those of the Board of Fire Underwriters and other insurance organizations concerned with the premises, and in compliance and conformity with the requirements of all fire, liability and other insurance policies affecting the premises or any part thereof and of the insurance companies issuing the same.

(vi) Sublessee agrees to indemnify Sublessor and Over-Landlord and save them harmless from and against all claims, demands, actions and judgments whatsoever of every kind and description and by whomsoever asserted, brought or obtained, arising out of or in connection with the Sublessee's Alterations or the performance thereof, and to reimburse Sublessor and Over-Landlord, within thirty (30) days after demand, for all out-of-pocket costs and expenses (including, but not limited to, reasonable attorney's fees), reasonably incurred by either of them in connection with such claims, demands, actions or judgments.

(vii) Before Sublessee's Alterations are begun, Sublessee, at Sublessee's sole cost and expense, shall procure and deliver to Sublessor an insurance policy (or a certificate thereof) for All Risk Property Insurance or Builder's Risk Insurance in the amount of the replacement cost of Sublessee's Alterations, Commercial General Liability Insurance (including, without limitation, Construction Liability coverage, Contractual Liability coverage, Completed Operations coverage, a Broad Form Property Damage coverage and Owner's Protective liability) written on an occurrence basis with a minimum combined single limit of Five Million ($5,000,000.00) Dollars, and Sublessee shall furnish proof satisfactory to Sublessor that the premium on such policy has been duly paid in full. At the same time, Sublessee shall deliver or cause to be delivered to Sublessor proof, reasonably satisfactory to Sublessor, that all contractors or sub-contractors who are to perform any work at the premises on behalf of Sublessee carry adequate workmen's compensation and disability benefits insurance in good standing.

(viii) It is understood and agreed that all contractors performing work on behalf of Sublessee, and all contracts entered into by Sublessee, shall provide that all contractors will perform any Sublessee's Alterations and furnish the required materials on the sole credit of Sublessee; that no lien for labor or materials will be filed or claimed by any contractor or sub-contractor against the Sublessor, the Over-Landlord or the Demised Premises, and following the completion of the performance of all work at the Demised Premises, Sublessee shall furnish to Sublessor lien waivers from all contractors, subcontractors and materialmen who have performed work or supplied materials to the Demised Premises. In the event that a lien is filed, the Sublessee will discharge any such lien filed or claimed by any suppliers, laborers or subcontractors promptly after receipt of notice thereof, and Sublessee and the contractor will indemnify and save Sublessor harmless from any and all reasonable out-of-pocket costs and expenses, including reasonable attorney's fees suffered or incurred as a result of any such lien that may be filed or claimed in connection with or arising out of work undertaken by said contractor.

(ix) Promptly after the completion of Sublessee's Alterations, Sublessee shall procure, at Sublessee's sole cost and expense, such governmental approvals of the completed Sublessee's Alterations, if any, as may be required by law or ordinance or governmental rule or regulations, and shall, upon written request, deliver photostatic copies thereof to Sublessor.

(x) Aside from Sublessor's Work, Sublessor shall not under any circumstances be obligated or required to make any contribution toward the cost of Sublessee's Alterations or any part thereof.

46. Security Agreements:

(a) Sublessee covenants and agrees that no security agreement whether by way of conditional bill of sale, chattel mortgage or instrument of similar import, shall be placed upon any improvement made by Sublessee which is affixed to the Demised Premises or the Building of which the Demised Premises form a part.

(b) In the event that any of the machinery, fixtures, furniture and equipment installed by Sublessee in the Demised Premises are purchased or acquired by Sublessee subject to a chattel mortgage, conditional sale agreement or other title retention or security agreement, Sublessee undertakes and agrees (i) that no such chattel mortgage, conditional sale agreement or other title retention or security agreement or Uniform Commercial Code filing statement shall be permitted to be filed as a lien against the Demised Premises or the Building of which the Demised Premises form a part, and (ii) to cause to be inserted in any of the above described title retention, chattel mortgage, conditional sale agreement or security agreements the following provision:

> "Notwithstanding anything to the contrary herein, this chattel mortgage, conditional sale agreement, title retention agreement or security agreement shall not create or be filed as a lien against the land, building and improvements comprising the real property in

which the goods, machinery, equipment, appliances or other personal property covered hereby are to be located or installed."

(c) If any such lien or Uniform Commercial Code filing statement, based on an agreement as above described, is filed against the Demised Premises or the Building of which the Demised Premises form a part, Sublessee will, upon at least thirty (30) days' prior written notice thereof from Sublessor, cause such lien or notice to be removed or discharged at Sublessee's sole cost and expense.

47. Sublessor's Restaurant:

Sublessor agrees to keep all trash, refuse and rubbish from the restaurant, catering hall or business or other food service establishment (the "Restaurant") operated in the Building or any neighboring property owned or operated by Sublessor (or its affiliate) in covered trash receptacles which shall not be located near any entrance to the Demised Premises. Such trash, refuse and rubbish shall be removed regularly (but not during the hours of 9:00 a.m. to 10:00 p.m.) from the Building or such neighboring building in order to prevent rodents, vermin and objectionable odors from entering into the Demised Premises and shall be kept in the location set forth on Exhibit F attached hereto. Sublessor shall use its reasonable best efforts (a) to ventilate all odors emanating from any Restaurant at the Building through vents which shall exhaust to the roof of the Building and (b) to assure that no offensive odors shall be emitted from the Restaurant or enter the Demised Premises from the Restaurant. Sublessor shall use its reasonable best efforts to assure that no sounds or vibrations emitted from the Restaurant shall be heard within the Demised Premises.

48. Liability For Damages:

Except by reason of their negligence or willful misconduct, Sublessor and its agents and employees shall not be liable to Sublessee, Sublessee's agents, guests, servants, invitees or employees or third parties for any injury to person or damage to property caused by or within the Demised Premises because of failure to repair, or any defect in, or failure of, equipment, pipes, wiring, broken glass, backing up of drains or by gas, water, snow, ice, hail, rain, steam, electricity or oil leaking, escaping or flowing into the Demised Premises.

49. Sublessor's Liability:

(a) No recourse shall be had on any of Sublessor's obligations hereunder against any incorporator, subscriber of capital stock, stockholder, officer or director, past, present or future, of Sublessor, or against any general or limited partner of any partnership or joint venture which shall be Sublessor hereunder, or other holders of any equity interest in such corporation, partnership or joint venture, or the shareholders, directors or officers of such partners, or the partners comprising such partners, or of any successor of any such corporation, partnership or joint venture, or against any principal of any of the foregoing, disclosed or undisclosed, or any affiliate of any party which shall be Sublessor or included in the term "Sublessor", whether directly or through Sublessor or through any receiver, assignee, trustee in bankruptcy or through any other person, firm or corporation (collectively, the "Parties") whether by virtue of any constitution, statute or rule of law or by enforcement of any assessment or penalty or otherwise, it being expressly understood and agreed that Sublessee shall look solely to Sublessor to enforce Sublessor's obligations hereunder and shall

not seek any damages against any of the Parties.

(b) With respect to any provision of this Sublease which provides, in effect, that Sublessor shall not unreasonably withhold or unreasonably delay any consent or any approval, Sublessee, in no event, shall be entitled to make, nor shall Sublessee make, any claim for, and Sublessee hereby waives any claim for money damages, provided that Sublessor has not acted in bad faith; nor shall Sublessee claim any money damages by way of setoff, counterclaim or defense, based upon any claim or assertion by Sublessee that Sublessor has unreasonably withheld or unreasonably delayed consent or approval, provided that Sublessor has not acted in bad faith; but Sublessee's sole remedy shall be an action or proceeding to enforce any such provision, or for specific performance, injunction or declaratory judgment or Sublessee shall have the right to arbitrate whether Sublessor has unreasonably withheld or delayed its consent or approval.

50. Indemnification and Insurance:

(a) Indemnification by Sublessee. From and after the Commencement Date, Sublessee shall indemnify and hold Sublessor and Over-Landlord harmless from and against all loss, cost, expense, and liability whatsoever (including Sublessor's reasonable cost of defending against the foregoing, such cost to include reasonable attorney's fees) resulting or occurring by reason of Sublessee's construction, use or occupancy of the Demised Premises, or any condition of the Demised Premises during the term of this Sublease, or any accident, injury or damage whatsoever caused to any person occurring in the Demised Premises or outside if caused by Sublessee's negligence, as well as injury to death of persons or loss or damage to property on or about or adjacent to the Demised Premises during the term of this Sublease, except that Sublessee's indemnity hereunder shall exclude any loss, cost, expense or liability caused by Sublessor's negligence or willful misconduct. The foregoing covenant shall survive termination or expiration of this Sublease.

(b) Indemnification by Sublessor. Sublessor shall indemnify and save harmless Sublessee from and against any and all liability, liens, claims, demands, expenses, fees, costs, fines, penalties, suits, proceedings, actions and causes of action of any and every kind and nature (including reasonable attorney's fees and disbursements) arising or growing out of or in any way connected with Sublessor's use, conduct, activities, management or control of the Building or real property of which it is a part, except if caused by the negligence or willful misconduct of Sublessee, its contractors, agents, employees, servants, guest or invitees.

(c) Commercial General Liability Insurance. Sublessee agrees to carry during the term of this Sublease commercial general liability insurance covering the Demised Premises and Sublessee's use thereof, together with contractual liability endorsements covering Sublessee's obligations set forth in this Sublease, in a form reasonably satisfactory to Sublessor, and in amounts as Sublandlord may reasonably request from time to time, with a minimum limit of not less than Five Million ($5,000,000) Dollars on account of bodily injuries (including death), personal injuries and/or property damage for each occurrence, and a minimum limit of not less than Five Million ($5,000,000) Dollars general aggregate. Sublessee shall deposit with Sublessor prior to the date of any use or occupancy of the Demised Premises by Sublessee binders or certificates evidencing the required coverages. Sublessee's insurance policy shall name Sublessor and Over-Landlord and such other parties who have an interest in the Demised Premises as Sublessor may from time to time

reasonably designate in writing to Sublessee as additional insured parties under Sublessee's insurance policy; and shall bear appropriate provisions to the effect that no act or omission of the Sublessee shall affect or limit the obligation of the insurance company to pay the amount of any loss sustained, and that such policy shall be non-cancelable with respect to the additional insureds without thirty (30) days' advance written notice to such insureds by certified mail, return receipt requested, which notice shall contain the policy number and the names of the insureds. In addition, the insurance carrier shall be licensed to do business in the State of New York, shall be "A-" rated or better from the Best Rating Guide, and shall otherwise be reasonably satisfactory to Sublandlord.

(d) Sublessor's and Over-Landlord's Liability. Unless caused by the negligence or willful misconduct of such party or any alterations or repairs performed by such party or due to Sublessor's default hereunder, neither Sublessor nor Over-Landlord shall be liable (i) for any damage to Sublessee's property located in the Demised Premises, regardless of the cause of such damage; (ii) for any acts or omissions of other tenants of the Demised Premises; or (iii) for any condition of the Demised Premises whatsoever; or (iv) for any condition occurring on or about, or adjacent or appurtenant to the Demised Premises whatsoever.

(e) Fire and Extended Coverage Insurance. As required under the terms of the Master Lease, Sublessor is required to pay and reimburse the Over-Landlord for the full cost of the insurance policies maintained by the Over-Landlord insuring the Building and improvements within the Demised Premises against Fire, Loss of Rent, Boiler and Machinery, Landlords Liability, and other insurance as the Over-Landlord may reasonably require and as are normally covered by extended coverage endorsements for properties of a similar nature and character and of a comparable size and quality in the County of Queens, in an amount equal to one hundred percent (100%) of the agreed, reasonable replacement cost of the Demised Premises without depreciation (herein the "Building Insurance"). As an essential condition of this Sublease, Sublessee agrees that it shall pay the Sublessee's Proportionate Share of the Building Insurance; provided, however, that Sublessee shall have no rights in said policy or policies maintained by the Over-Landlord and shall not, by reason of such reimbursement, be entitled to be a named insured thereunder, provided, however, that Sublessor shall cause the Over-Landlord to waive subrogation and release Sublessee as set forth in Section 52 below.

Subtenant agrees to carry insurance against fire and such other risks as are, from time to time, included in standard extended coverage endorsements, insuring Subtenant's signs, trade fixtures, fixtures, furnishings, special equipment, floor and wall coverings, and all other items of personal property of Subtenant located on or within the Demised Premises, such coverage to be in an amount equal to the replacement value of such items.

(f) Miscellaneous. Throughout the term of this Sublease, Sublessee shall also obtain and keep in full force and effect a policy of insurance for (i) Worker's Compensation insurance in statutorily required amounts and (ii) business interruption insurance in an amount not less than the Base Rent becoming due hereunder with respect to the twelve (12) month period following any casualty.

51. Increase in Insurance Premiums:

Sublessee shall pay to Sublessor within thirty (30) days after demand any increase in the

premiums relating to Sublessor's liability insurance coverage and casualty insurance coverage caused by Sublessee's particular manner of use of the Demised Premises.

52. Waiver of Subrogation:

Notwithstanding anything to the contrary contained in this Sublease, each party hereto, on behalf of itself and on behalf of anyone claiming under or through it by way of subrogation or otherwise, waives all rights and causes of action against the other party and anyone claiming through or under it, and the officers, directors or employees of the other party, for any liability arising out of any loss or damage in or to the building or the demised premises and their contents caused by:

(i) any peril normally covered under all-risk policies issued in Flushing, New York (whether or not such party actually carries such insurance policies), or

(ii) if the scope of coverage is broader than in (i) above, then any peril actually covered under the insurance maintained by such party.

Sublessor and Sublessee each agree to request its insurers providing fire and casualty coverage to provide a waiver of subrogation clause similar to the one set forth in the first sentence of this Article 52, in favor of the other party. This release and waiver shall be complete and total even if such loss or damage may have been caused by the negligence of the other party, its officers, employees, agents, directors, contractors or invitees and shall not be affected or limited by the amount of insurance proceeds available to the waiving party, regardless of the reason for such deficiency in proceeds. If any additional charge or increase in premium is made by the insurer because of this waiver of subrogation, then the party in whose favor the waiver was obtained shall pay such additional charge or increase in premium; failure to pay the increase in premium will void the release and waiver benefiting such party but shall not affect the benefit of the corresponding release and waiver enjoyed by the other party. However, if one party's insurance carrier prohibits waiver of subrogation regardless of premium, then the other party's release and waiver shall become null and void, it being understood that in this instance each waiver is given in consideration for the other.

53. Arbitration:

Sublessee may submit any dispute under this Sublease with respect to any proposed alterations or assignment or subletting for resolution by arbitration in the City of New York in accordance with the Arbitration Rules for the Real Estate Industry of the American Arbitration Association ("AAA"), except that the terms of this Article 53 shall supersede any conflicting or otherwise inconsistent rules. Provided the rules and regulations of the AAA so permit, (i) the AAA shall, within 2 business days after such submission or application, select a single arbitrator having at least ten (10) years' experience in leasing and management of commercial properties similar to the Building, (ii) the arbitration shall commence 2 business days thereafter and shall be limited to a total of seven hours on the date of commencement until completion, with each party having no more than a total of two hours to present its case and to cross-examine or interrogate persons supplying information or documentation on behalf of the other party, and (iii) the arbitrator shall make a determination within 3

business days after the conclusion of the presentation of Sublessor's and Sublessee's cases, which determination shall be limited to a decision upon (A) whether Sublessor acted reasonably in withholding its consent or approval, or (B) the specific dispute presented to the arbitrator, as applicable (and the arbitrator shall not be permitted to modify any of the terms of this Sublease). The arbitrator's determination shall be final and binding upon the parties, whether or not a judgment shall be entered in any court. All actions necessary to implement such decision shall be undertaken as soon as possible, but in no event later than 10 business days after the rendering of such decision. The arbitrator's determination may be entered in any court having jurisdiction thereof. All fees payable to the AAA for services rendered in connection with the resolution of the dispute shall be paid by the unsuccessful party.

54. Late Payments:

In any case where Base Rent is not received within 5 business days after notice from Sublessor that Sublessee failed to timely make such payment or Additional Rent is not received within 10 business days after notice from Sublessor that Sublessee failed to timely make such payment, Sublessee shall pay a late charge to Sublessor in addition to any other sum due in the amount of six cents ($.06) on every dollar ($1.00) that remains unpaid for each month or part thereof that payment is past due for the purpose of defraying expenses incident to the handling of such delinquent payments. No sum due hereunder shall be deemed a penalty or interest and no sum shall be due or payable in excess of the maximum amount permitted by law. For the purposes of this Article, if the payment remains unpaid for the tenth business day of any succeeding month, the payment shall be again computed for that month, and similarly for each succeeding month until such sum is fully paid.

55. Sublessee's Covenants With Respect to Occupancy:

(a) From and after the Sublease Possession Date, Sublessee agrees:

(i) To occupy the Premises in a safe and careful manner and in compliance with all laws, ordinances, rules, regulations and orders of any governmental bodies having jurisdiction over the Premises, and without committing or permitting waste;

(ii) To neither do nor suffer anything to be done or kept in or about the Premises which contravenes any insurance policies or increases the premiums thereof;

(iii) In the event that Sublessee's use or occupancy of the Premises, though legal, is in violation of any city, state or federal building code, rules, ordinances and regulations, then, in that event, Sublessee must promptly upon notice remedy the same at its own cost and expense.

(iv) To use its reasonable efforts to limit the emission of sounds outside the entire Premises and the emission of obnoxious odors from the Premises;

(v) To place no sign on the exterior of the Premises without Sublessor's prior

written consent, which consent shall not be unreasonably withheld, conditioned or delayed and otherwise in accordance with the requirements of Exhibit D attached to the Master Lease. Sublessee shall maintain all signs placed upon the Premises by Sublessee in good condition and repair. Sublessor and Over-Landlord hereby approves Sublessee's signage which is attached hereto as Exhibit E. Upon vacating the Premises, Sublessee agrees to remove all signs installed by Sublessee and repair all damage caused by such removal;

(vi) To keep any rubbish, garbage and waste generated by Sublessee from the Premises in proper dumpsters provided by Sublessee adjacent to the Premises or such other area reasonably designated by Sublessor from time to time and to permit no refuse to accumulate around the exterior of the Premises;

(vii) To conduct no auction, fire, bankruptcy, liquidation or going-out-of-business sale without the prior written consent of Sublessor;

(viii) To permit Sublessor and its agents, or any persons reasonably designated by Sublessor, reasonable access to the Premises at all reasonable times for the purpose of examining or making repairs, replacements or additions to the Premises that Sublessor may deem necessary or desirable for the safety or preservation or improvement thereof. Sublessor shall be entitled to make reasonable repairs, replacements, etc., but only if and to the extent Sublessee first fails to do so after reasonable notice; and the reasonable costs for such repairs, replacements, etc., will be billed to Sublessee by Sublessor with the appropriate management fee;

(ix) To comply with all reasonable rules and regulations which Sublessor may from time to time establish for the use and care of the Premises;

(x) To keep the Premises in good and substantial order and repair. Further, Sublessor has the right to require Sublessee to obtain and pay for reasonably customary service contracts for the maintenance of such equipment that is added to and becomes a part of the Demised Premises (such as HVAC). Prior to the Commencement Date, Sublessor shall be required to install a sprinkler system throughout the Demised Premises, but Sublessee shall be required to maintain, pay and discharge any and all expenses, fees or services to keep said sprinkler system in reasonably good working order as to the portions within the Demised Premises; and

(xi) Sublessee will participate in any reasonable window cleaning and exterminating programs that may be established by Sublessor at the sole cost and expense of the Sublessee.

(b) Sublessee acknowledges that Sublessor's damages resulting from any breach of the provisions of Articles 2 and 37 hereof or of this Article 55 are difficult, if not impossible, to ascertain and concedes that, in addition to the other remedies for such breach permitted by law or the provisions of this Sublease, Sublessor shall be entitled to enjoin Sublessee from any violation of said provisions.

56. Environmental Matters:

(a) Sublessee hereby covenants to Sublessor as follows:

(i) From and after the Commencement Date, Sublessee shall be responsible for all costs incurred in complying with any order, ruling or other requirement of any court or governmental body or agency having jurisdiction over the Demised Premises, including any orders, settlements or judgments arising under the Comprehensive Environmental Response, Compensation and Liability Act, as amended, (42 U.S.C. §9601 et seq.), requiring Sublessor or Sublessee to comply with any laws which relate to any Hazardous Material (as hereinafter defined) created, handled, placed, stored, used, transported or disposed of at, on or under the Demised Premises by the Sublessee from and after the date on which it takes possession of the Demised Premises, including, without limitation, the cost of any required or necessary repair, cleanup or detoxification and the preparation of any closure or other required plans, and Sublessee shall diligently pursue to completion all such work required in connection with the same; and

(ii) Sublessee shall indemnify, defend and hold Sublessor and Over-Landlord harmless from and against any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses (including, without limitation, sums paid in settlement of claims, reasonable attorneys' fees, consultant fees and expert fees), which might directly or indirectly, or in whole or part, be caused by, arise out of, or be related to: (a) the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging, or release from the Demised Premised of any Hazardous Material which was created, handled, placed, stored, used, transported or disposed of by Sublessee or its employees, agents or contractors from and after the Commencement Date of this Sublease; or (b) Hazardous Material introduced to the Demised Premises by Sublessee with respect to which any court, governmental body or agency having jurisdiction over the Premises holds Sublessor or Sublessee, which ever the case may be, responsible or otherwise requires Sublessor or Sublessee to undertake any repair, cleanup, detoxification or other remedial action.

(iii) Sublessee shall comply with all applicable laws, rules and regulations relating to Sublessee's Hazardous Materials, and Sublessee shall be responsible for and shall properly maintain and protect the Demised Premises against risks posed by Sublessee's Hazardous Materials.

(b) As used herein, the term "Hazardous Material" or "Hazardous Materials" shall mean and include those elements, wastes, materials, substances or compounds which are contained in the list of hazardous substances adopted by the United States Environmental Protection Agency (the "EPA") or the list of toxic pollutants designated by Congress or the EPA or defined by any other Federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material as now or at any time hereunder in effect, including, without

limitation, asbestos, pcbs, radioactive substances, methane, volatile hydrocarbons and industrial solvents.

(c) Sublessee's obligations under this Article 56 shall survive termination of this Sublease.

(d) Notwithstanding anything to the contrary contained in this Sublease, Sublessor shall be responsible for the removal of all asbestos, toxic waste and Hazardous Materials existing in the Demised Premises as of the date Sublessor delivers possession of the Demised Premises to Sublessee. Notwithstanding anything to the contrary contained in this Sublease, Sublessee's obligations with respect to Hazardous Materials shall be limited to the following: Sublessee shall not use the Demised Premises, or permit the Demised Premises to be used, for the storage, use, handling, disposal or transportation of any Hazardous Material, except in strict compliance with applicable law and consistent with the permitted use of the Demised Premises. Each party shall indemnify and hold the other party harmless from all liability including legal fees resulting from a breach of the provisions of this Article 56.

57. Signs:

Sublessee shall not be permitted to install any sign, awning, canopy, flag pole, lighted illumination, lettering, advertisement, or other form of description affixed to or displayed on or visible from the exterior of the Demised Premises or on the Building (collectively and individually "Signs"), without the prior written approval of the Sublessor and the Over-Landlord (which approvals, shall not be unreasonably withheld, conditioned or delayed), and subject to the approval thereof by all governmental authorities having jurisdiction. Sublessor agrees not to unreasonably withhold its consent or approval, provided said Signs will not interfere with the windows and then-existing signs of other tenants in the Building. Sublessee agrees to maintain all Signs in a first class condition and lawful manner, to procure an endorsement for its liability insurance policy naming the Sublessor and the Over-Landlord as additional insureds thereunder in connection therewith. Sublessee also agrees to pay for all registration or license fees required by applicable governmental authorities and to exhibit to Sublessor the paid receipts therefor. The Sublessee shall, unless otherwise directed by Sublessor in writing at the expiration or termination of this Sublease, remove all Signs, and shall repair any damage to the Demised Premises or to the Building caused by such affixing, display or removal. Sublessor hereby consents to the signage depicted on Exhibit E attached hereto and made a part hereof.

58. Bankruptcy:

(a) If a petition is filed by, or an order for relief is entered against, Sublessee under Chapter 7 of the Bankruptcy Code (hereafter defined) and the trustee of Sublessee elects to assume this Sublease for the purpose of assigning it, the election or assignment, or both, may be made only if all of the terms and conditions of this Article 58 of this Sublease are satisfied. If the trustee fails to elect to assume this Sublease for the purpose of assigning it within sixty (60) days after his appointment, this Sublease shall be deemed to have been rejected. Sublessor shall then immediately be entitled to possession of the Demised Premises without further obligation to Sublessee or the trustee, and this Sublease shall be canceled. Sublessor's right to be compensated

for damages in this bankruptcy proceeding, however, shall survive. Sublessee agrees that the Building constitutes a shopping center for the purposes of the Bankruptcy Code.

(b) If Sublessee files a petition for reorganization under Chapters 11 or 13 of the Bankruptcy Code or any similar provision or a proceeding that is filed by or against Sublessee under any other chapter of the Bankruptcy Code is converted to a Chapter 11 or 13 proceeding or any similar provision and Sublessee's trustee or the Sublessee as a debtor-in-possession fails to assume this Sublease within sixty (60) days from the date of filing of the petition or the conversion, the trustee or the debtor-in-possession will be deemed to have rejected this Sublease. To be effective, an election to assume this Sublease must be in writing and addressed to Sublessor and, in Sublessor's business judgment, all of the following conditions set forth in this Article, which Sublessor and Sublessee acknowledge to be commercially reasonable, must have been satisfied.

(c) Without limiting any of the provisions of Articles 11, 16, 17 or 18 of this Sublease, if pursuant to the provisions of 11 U.S.C. Section 101 et. seq. (the "Bankruptcy Code") Sublessee proposes to assume and assign this Sublease to any person or entity who shall have made a bona fide offer to accept an assignment of this Sublease on terms acceptable to Sublessee, then notice of such proposed assignment shall be given to Sublessor by Sublessee no later than twenty (20) days after receipt by Sublessee, but in any event no later than ten (10) days prior to the date that Sublessee shall make application to a court of competent jurisdiction for authority and approval to enter into such assignment and assumption. Such notice shall set forth (i) the name and address of such person, (ii) all of the terms and conditions of such offer, and (iii) adequate assurance of future performance by such person under this Sublease, including, without limitation, the assurance referred to in Section 365(b)(3) of the Bankruptcy Code. Sublessor shall have the prior right and option, to be exercised by notice to Sublessee given at any time prior to the effective date of such proposed assignment, to accept an assignment of this Sublease upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such person, less any brokerage commissions which would otherwise be payable by Sublessee out of the consideration to be paid by such person in connection with the assignment of this Sublease.

(d) In addition, an election to assume and assign this Sublease to be effective, must provide: (i) the trustee or the debtor-in-possession has provided to Sublessor adequate assurance, as defined in this Article, that: (A) the trustee will cure all monetary defaults under this Sublease within ten (10) days from the date of the assumption; and (B) the trustee will cure all non-monetary defaults under this Sublease within thirty (30) days from the date of assumption; (ii) the trustee or the debtor-in-possession has compensated Sublessor, or has provided to Sublessor adequate assurance, as defined in this Article, that within ten (10) days from the date of the assumption Sublessor will be compensated for any pecuniary loss (including, without limitation, reasonable attorneys' fees which Sublessee agrees constitute an actual pecuniary loss to Sublessor) incurred by Sublessor arising from the default of Sublessee, the trustee, or the debtor-in-possession as recited in Sublessor's written statement of pecuniary loss sent to the trustee or the debtor-in-possession; (iii) the trustee or the debtor-in-possession has provided Sublessor with adequate assurance of the future performance of each of Sublessee's obligations under the Sublease; and (iv) Sublessor has determined that the assumption of the Sublease will not breach any provision in any other Sublease, mortgage, financing agreement or other agreement by which Sublessor is bound relating to the Building and/or Real Property.

(e) The term "adequate assurance" of future performance as used in this Article 58 shall mean that any proposed assignee shall, among other things, (i) deposit with Sublessor on the assumption of this Sublease an amount equal to the then annual Base Rent and Additional Rent due hereunder as security for the faithful performance and observance by such assignee of the terms and obligations of this Sublease, which sum shall be held in accordance with the provisions of Article 31 hereof, (ii) furnish Sublessor with financial statements of such assignee for the prior three (3) fiscal years, as finally determined after an audit and certified as correct by a certified public accountant, which financial statements shall show a net worth of at least two (2) times the net worth of Sublessee as of the date of this Sublease for each of such three (3) years, (iii) an order shall have been entered segregating sufficient cash payable to Sublessor and/or grant to Sublessor a security interest in such property of the proposed assignee as Sublessor shall deem necessary to secure such assignee's future performance under this Sublease, (iv) Sublessor shall be satisfied, in its sole discretion, that the trustee or debtor-in-possession has, and will continue to have sufficient unencumbered assets after payment of all secured obligations and administrative expenses to assure Sublessor that the trustee or debtor-in-possession will have sufficient funds to fulfill Sublessee's obligations under this Sublease and to keep the Demised Premises stocked with merchandise and properly staffed with sufficient employees to conduct a fully operational actively promoted business on the Demised Premises, (v) provide written evidence, satisfactory to Sublessor, of substantial retailing experience in buildings of comparable size to the Building and in the sale of merchandise and services as permitted under this Sublease, (vi) Sublessor shall have obtained all consents or waivers from any third party required under any Superior Sublease, Mortgage, financing arrangement or other agreement by which Sublessor is bound, to enable Sublessor to permit the assignment, and (vii) provide such other information or take such action as Sublessor, in its reasonable judgment, shall determine is necessary to provide adequate assurance of the performance by such assignee of its obligations under this Sublease.

(f) When, pursuant to the Bankruptcy Code, the trustee or the debtor-in-possession is obligated to pay reasonable use and occupancy charges for the use of all or part of the Demised Premises, the charges will not be less than the Base Rent as defined in this Sublease and the other monetary obligations of Sublessee for the payment of maintenance, common area charges, operating expenses, real estate taxes, other escalations, insurance, and similar charges.

(g) Neither Sublessee's interest in the Sublease nor any estate of Sublessee created in the Sublease will pass to any trustee, receiver, assignee for the benefit of creditors, or any other person, entity, or otherwise by operation of law under the bankruptcy laws of any state having jurisdiction of the person or property of Sublessee ("State Law"), unless Sublessor consents in writing to such transfer, which consent shall not be unreasonably withheld, conditioned or delayed. Sublessor's acceptance of rent or any other payments from any trustee, receiver, assignee, person, or other entity will not be deemed to be a waiver of the need to obtain Sublessor's consent or Sublessor's right to terminate this Sublease for any transfer of Sublessee's interest under this Sublease without that consent.

(h) Sublessor may terminate, at its option, by giving Sublessee written notice of this election, this Sublease and all of Sublessee's rights under this Sublease if any of the following events occur: (i) Sublessee's estate created by this Sublease is taken in execution or by other reprocess of law; (ii) Sublessee or any guarantor of Sublessee's obligations under this Sublease ("Guarantor") is adjudicated insolvent pursuant to the provisions of any present or future insolvency

law under the laws of any state having jurisdiction; (iii) any proceedings are filed by or against Guarantor under the Bankruptcy Code or any similar provisions of any future federal bankruptcy law which are not vacated within ninety (90) days thereafter; (iv) a receiver or trustee of the property of Sublessee or the Guarantor is appointed under the State Law by reason of Sublessee's or the Guarantor's insolvency or inability to pay its debts as they become due or otherwise; or (v) any assignment for the benefit of creditors is made of Sublessee's or Guarantor's property under State Law.

59. Security:

(a) Supplementing the provisions of Article 31 hereof, simultaneously with the execution and delivery of this Sublease, Sublessee has deposited with the Sublessor the sum of $226,933.16 (the "security deposit") as security for the full and faithful performance and observance of the terms, provisions and conditions of this lease.

(b) As the Base Annual Rent increases pursuant to the provisions of Article 42(a) above, Sublessee shall promptly deposit with Sublessor an amount sufficient to increase the security deposit under this Sublease so that at all times there shall be three (3) times the then current monthly Base Rent on deposit with Landlord.

(c) If Sublessor shall use or retain the whole or any part of the security deposited hereunder, Sublessee shall within fifteen (15) days after demand deposit with Sublessor a sum equal to the amount so used, applied or retained as security, failing which Sublessor shall have the same rights and remedies as for the non-payment of Base Rent. Any security deposited hereunder shall be held in an interest bearing account and may not be commingled with other funds of Sublessor.

(d) The security deposit shall be reduced to (i) $196,503.25 on September 1, 2005, and (ii) $111,503.25 on September 1, 2006. Sublessor shall, within ten (10) days following notice by Sublessee to Sublessor, deliver to Sublessee the amount by which the security deposit is reduced.

60. Recording:

This Sublease shall not be recorded by Sublessee and any recording of same by Sublessee shall be deemed a material breach hereof by Sublessee. Sublessee agrees to execute, acknowledge and deliver to Sublessor without charge or delay sufficient instruments to discharge any recording of this Sublease.

61. Assignment and Subletting:

Sublessee covenants that, notwithstanding any assignment, whether or not in violation of the provisions of this Sublease, and notwithstanding the acceptance of Base Rent by Sublessor from an assignee, Sublessee shall remain fully and primarily liable for the payment of Base Rent and Additional Rent due and to become due under this Sublease and for the performance of all of the covenants, agreements, terms, provisions and conditions of this Sublease on the part of Sublessee

to be performed or observed. The liability of Sublessee, and the due performance by Sublessee of the obligations on its part to be performed under this Sublease, shall not be discharged, released or impaired in any respect by an agreement or stipulation made by Sublessor or any grantee or assignee of Sublessor, by way of mortgage, or otherwise, extending the time of, or modifying any of the obligations contained in this Sublease, or by any waiver or failure of Sublessor to enforce any of the obligations on Sublessee's part to be performed under this Sublease, and Sublessee shall continue to be liable hereunder.

62. Bad Checks:

If Sublessee shall issue a check to Sublessor which is returnable unpaid for any reason, Sublessee shall pay Sublessor an additional charge of fifty ($50.00) dollars for Sublessor's expense in connection therewith. Further, in the event checks tendered to Sublessor by Sublessee for any payments due hereunder are returned unpaid due to insufficient funds two (2) times in any consecutive twelve (12) month period, Sublessor shall have the right to demand that Sublessee deposit with Sublessor an amount equal to two (2) times the then monthly Base Rent as additional security hereunder, in addition to the security held under Article 31of this Sublease. The foregoing shall not be construed as a waiver of any rights or remedies to which Sublessor shall otherwise be entitled by reason of Sublessee's default under the Sublease.

63. Mortgage Subordination:

This Sublease, and Sublessee's rights hereunder shall be subject and subordinate to the lien of any mortgages or deeds of trust or other similar instruments that may now exist or may hereafter be placed upon the Demised Premises and all renewals, replacements, and extensions thereof without further notice or action on the part of Sublessor or Sublessee, provided that the holder of such mortgages or deeds of trust or other similar instruments agrees that the Sublessee's right to possession of the Premises shall not be disturbed, its rights under this Sublease shall not materially be lessened, and its obligations thereunder shall not be increased, so long as no Event of Default exists. Sublessee agrees that if the holder of any such mortgages, deeds of trust or other similar instruments or any other entity that acquires the right to possession of the Premises shall request, Sublessee will attorn to, and recognize such mortgagee or purchaser or such other entity as the Sublessor under this Sublease for the balance of the term, subject to all of the provisions of this Sublease. Within ten (10) days after being so requested, Sublessee agrees that it shall execute and deliver such instruments which are reasonably acceptable to Sublessee (including but not limited to a Memorandum of Sublease and/or a Subordination, Non-Disturbance and Attornment Agreement in recordable form) which may be required by Over-Landlord's mortgagee or trustee to evidence such subordination.

Notwithstanding anything herein to the contrary, Sublessor agrees to obtain, as a condition precedent to the effectiveness of this Sublease, a subordination, non-disturbance and attornment agreement in form and substance substantially the same as that attached hereto as Exhibit G ("SNDA") from all current mortgagees having an interest in the Building and/or land. In the event that any such SNDA"s have not been obtained within thirty (30) days after the date hereof, then Sublessee shall have the right to terminate this Sublease upon prior written notice to Sublessor.

64. Intentionally Omitted.

65. Miscellaneous:

A. Accord and Satisfaction. No payment by Sublessee, or anyone occupying the Demised Premises by, through or under Sublessee, or receipt by Sublessor of a lesser amount than the rents stated herein shall be deemed to be other than on behalf of Sublessee and on account of the next due rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Sublessor may accept such check or payment without prejudice to Sublessor's right to recover the balance of such rent or pursue any other remedy provided for in this Sublease or available at law or in equity.

B. Waiver. No waiver of any condition or legal right or remedy shall be implied by the failure of Sublessor to declare a forfeiture, or for any other reason, and no waiver of any condition or covenant shall be valid unless it be in writing signed by Sublessor. No waiver by Sublessor with respect to one or more tenants or occupants of the Demised Premises shall constitute a waiver in favor of any other tenant, nor shall the waiver of a breach of any condition be claimed or pleaded to excuse a future breach of the same condition or covenant.

C. No Partnership. Sublessor does not, in any way or for any purpose, become a partner of Sublessee in the conduct of its business, or otherwise, or a joint venture or a member of a joint enterprise with Sublessee.

D. Sublease Inures to the Benefit of Assignees. This Sublease and all of the covenants, provisions, and conditions herein contained shall inure to the benefit of and be binding upon the heirs, personal representatives, successors and assigns respectively, of the parties hereto, provided, however, that no assignment by, from through, or under Sublessee in violation of the provisions hereof shall vest in the assigns any right, title, or interest whatever.

E. Entire Agreement. This Sublease and the exhibits attached hereto set forth the entire agreement between Sublessor and Sublessee, and all prior promises and agreements, oral or written, between them are merged into this Sublease. No amendment to this Sublease shall be binding upon Sublessor or Sublessee unless in writing.

F. Abandonment, Surrender and Holding Over . Sublessee shall deliver up and surrender to Sublessor possession of the Premises upon the expiration of the Sublease Term or its prior termination for any reason, in as good condition and repair as the same shall be at the commencement of said term (damage by fire and other perils covered by standard fire and extended coverage insurance and ordinary wear and decay only excepted). At the time Sublessee shall deliver and surrender possession of the Premises to Sublessor, Sublessee shall provide Sublessor with a written statement from an HVAC contractor reasonably acceptable to Sublessor who shall certify that the HVAC system servicing the Premises has been properly maintained and is in working order. If Sublessee shall fail to provide such statement to Sublessor, Sublessor shall have the right, but not the obligation to retain an HVAC contractor of Sublessor's choosing who shall inspect the

HVAC system servicing the Premises and report to Sublessor as to the condition of said HVAC system. If such report discloses the need for repair or maintenance, Sublessor shall have the right, but not the obligation, to cause such repairs or maintenance, provided, however, that Sublessee shall not be required to replace such HVAC system. Sublessee shall reimburse Sublessor for all reasonable direct and actual costs and expenses so incurred by Sublessor in performing the inspection, maintenance and/or repairs.

If Sublessee remains in possession of the Premises after any termination of this Sublease, no tenancy or interest in the Premises shall result, but such holding over shall be an unlawful detainee and all such parties shall be subject to immediate eviction, and Sublessee shall upon demand pay to Sublessor, as liquidated damages, a sum equal to one hundred fifty percent (150%) for the first thirty (30) days, and thereafter two hundred percent (200%) of the Minimum Rent payable during the calendar month immediately preceding the expiration or earlier termination of this Sublease for any period during which Sublessee shall hold the Premises after the stipulated term of this Sublease shall expire or may have terminated.

G. No Option. The submission of this Sublease by Sublessor for review by Sublessee does not constitute a reservation of or option for the Premises, and shall vest no right in Sublessee.

H. Captions : The captions are inserted only as a matter of convenience and for reference and in no other way define, limit or describe the scope of this Sublease, nor the intent of any provision thereof.

I. Severability. If any provision or section of this Sublease is rendered invalid by the decision of any court or by the enactment of any law, ordinance or regulation, such provision of this Sublease shall be deemed to have never been included therein, and the balance of this Sublease shall continue in effect in accordance with its terms.

J. Waiver of Trial by Jury: The parties hereto waive a trial by jury on any or all issues arising in any action or proceeding between them or their successors under or connected with this Sublease or of its provisions, any negotiations in connection therewith, or the Sublessee's use or occupation of the subleased premises.

K. Intentionally Omitted.

L. Counterparts: This Sublease may be executed in multiple counterparts, each of which shall constitute an original and all of which shall constitute one document.

M. Force Majeure: If Sublessor or Sublessee is prevented or delayed in the performance of any improvement or repair or fulfilling any other obligation required under this Sublease (except any of such party's obligations to pay any sums of money under the applicable provisions hereof) due to delays caused by fire, catastrophe, strikes or labor trouble, civil commotion, acts of God, governmental prohibitions or regulation, inability or difficulty to obtain materials or other causes beyond the performing party's reasonable control, the performing party shall, within five (5) days of the event causing such delay, provide written notice to the other party of the event causing the delay and the anticipated period of delay, and the period of such delay shall be added to the time for performance thereof.

N. Intentionally Omitted.

O. Viability of Sublease Agreement. This Sublease Agreement, all its terms and provisions, will not and does not bind any parties herein mentioned until such a time when the parties have duly executed and unconditionally delivered this Sublease Agreement.

66. Master Lease.

(a) Sublessor hereby represents to Sublessee that (I) the Master Lease and the Parent Lease are in full force and effect and Sublessor covenants that it will not amend, cancel or surrender the Master Lease during the term of the Sublease in a manner that adversely affects or impairs the rights of the Sublessee under this Sublease. without advising Sublessee and receiving its consent thereto, (ii) Sublessor has received no written notice of default from the Master Landlord which default remains uncured on the date hereof; (iii) to the best of Sublessor's knowledge, upon due inquiry, Sublessor is not in default under the Master Lease, and (iv) Sublessor shall not default under the provisions of the Master Lease or the Parent Lease during the term of this Sublease.

(b) Sublessor agrees that, in the event Sublessor defaults under the terms, covenants, conditions, provisions and agreements of the Master Lease or the Parent Lease (provided same was not caused by Sublessee or was the result of Sublessee's actions or inactions with respect to Sublessee's obligations hereunder), including, but not limited to actions or inactions occurring prior to the Commencement Date hereof, then in such event, Sublessor covenants and agrees to defend, indemnify and hold Sublessee harmless from any and all claims, causes of action against or damages to Sublessee resulting solely and directly therefrom. In addition to the foregoing, in the event Sublessor receives a notice of default from the Over-Landlord, and Sublessor does not cure such default within the applicable grace period, Sublessee shall have the right, on behalf of Sublessor, to cure any such default. Sublessor agrees to give Sublessee written notice of any default notice received from Master Landlord within three (3) business days of Sublessor's receipt thereof. Upon the curing of such default, Sublessor hereby agrees to reimburse Sublessee, upon demand, for the amount expended in curing such default. In the event Sublessor, within ten (10) business days of demand, shall fail to so reimburse Sublessee, then, in such event, Sublessee, in addition to any other rights available to it, shall have the right to offset such costs or expenses incurred against the next installments of rent due under this Sublease.

67. Loitering:

Sublessee shall use reasonable efforts to prevent any unreasonable loitering by any of its students in front of or on any of the sidewalks abutting the 37th Street entrance to the Building.

68. Roof Access:

Sublessor hereby grants Sublessee the non-exclusive right to use a portion of the roof of the Building and the non-exclusive right to use the terraces adjacent to the Premises to install a satellite dish and heating, ventilating and air conditioning equipment thereon. Sublessee shall have the right to access the terraces and the roof at all times in order to install, repair, maintain or replace such

equipment.

69. Right of First Offer:

(a) As used herein:

"Available" means, as to any space, that such space is vacant and free of any present or future possessory right now existing in favor of any third party.

"Offer Period" means the period commencing one (1) year after the Commencement Date to and including the date that is two (2) years prior to Expiration Date.

"Offer Space" means any Available space on the 3rd floor of the Building.

(b) If at any time during the Offer Period the Offer Space either becomes, or Sublessor reasonably anticipates that within the next 12 months (but not later than the last day of the Offer Period) the Offer Space will become, Available, Sublessor shall give to Sublessee notice (an "Offer Notice") thereof, specifying (A) the fixed annual rental ("Offer Rental") which Sublessor is then considering for the lease of the Offer Space, (B) the date or estimated date that the Offer Space has or shall become Available, (C) the rentable square footage of the Offer Space, and (D) such other matters as Sublessor may deem appropriate for such Offer Notice.

(c) Sublessee shall have the option (the "Offer Space Option"), exercisable by notice (an "Acceptance Notice") given to Sublessor on or before the date that is thirty (30) days after the giving of the Offer Notice to include the Offer Space in the Premises.

(d) If Sublessee timely delivers the Acceptance Notice, then, on the date on which Sublessor delivers vacant possession of the Offer Space to Sublessee, which date shall be no later than the earlier to occur of the date set forth in the Offer Notice or sixty (60) days after the date of the Offer Notice (the "Offer Space Inclusion Date"), the Offer Space shall become part of the Premises, upon all of the terms and conditions set forth in this Lease, except (i) Fixed Rent shall be increased by the Offer Rental, and (ii) Sublessee's Proportionate Share shall be adjusted to include the Offer Space subject to the terms of the Offer Notice, (iii) Sublessee shall accept the Offer Space in its "as is" condition on the Offer Space Inclusion Date, and (iv) as may be otherwise set forth in the Offer Notice (except that the term of the leasing of the Offer Space shall be co-terminous with the term of this Sublease).

(e) Promptly after the occurrence of the Offer Space Inclusion Date, Sublessor and Sublessee shall confirm the occurrence thereof and the inclusion of the Offer Space in the Premises by executing an instrument reasonably satisfactory to Sublessor and Sublessee; provided, that failure by Sublessor or Sublessee to execute such instrument shall not affect the inclusion of the Offer Space in the Premises in accordance with this Section 67.

(f) In the event that Sublessee has not sent the Acceptance Notice in respect of any Offer Space, and thereafter (i) Sublessor proposes to lease such Offer Space to a third party upon economic terms which result in a "net effective rent" which is less than 95% on an

aggregate basis (e.g., rental, free rent, construction, construction allowance, and escalation) of the terms set forth in the Offer Notice ("Third Party Terms"), then Sublessor shall be obligated to re-offer such Offered Space to Sublessee on the Third Party Terms, or (ii) Sublessor has not entered into a sublease for the Offer Space within six (6) months after the date of the Offer Notice, then Sublessor shall be obligated to re-offer such Offered Space to Sublessee pursuant to this Article 69.

70. Prohibited Uses

Sublessor covenants that no portion of the Building (other than the Demised Premises) shall be used for any type of school, except that the following schools shall be permitted at the Building: graduate, dance, cooking and martial arts schools and a school that is in no way competitive with the school being operated by Sublessee at the time Sublessor requests Sublessee's consent therefor (which consent shall not be unreasonably withheld by Sublessee). Sublessor shall immediately take all prudent actions to ensure that such uses are prohibited, including, without limitation, listing such prohibitions in the leases and occupancy agreements with all tenants of the Building and taking prompt legal action as necessary or prudent to enforce such prohibitions. If Sublessor fails to take such actions within one (1) month after notice from Sublessee, Sublessee shall have the right to take such actions on behalf of, and at the cost and expense of, Sublessor.

71. Brokers.

Sublessor and Sublessee each represent and warrant to each other that they have not negotiated with any broker in connection with this Sublease, except for Cresa Partners New York LLC and Harvest International (the "Brokers"). Sublessor and Sublessee each hereby agree that should any claim be made against the other for a broker's commission, finder's fee or similar compensation by reason of the acts of such party, the party upon whose acts such claim is predicated shall indemnify and hold the other party harmless from all losses, costs, damages, claims, liabilities and expenses in connection therewith (including, but not limited to, reasonable legal fees and the cost of enforcing this indemnity). Sublessor hereby agrees to pay the Brokers commissions pursuant to separate agreements.

In Witness Whereof, Sublessor and Sublessee have respectively signed and sealed this Rider to the Sublease as of the day and year first above written.

Witness for Sublessor:

GENKING, LLC, as Sublessor

By

Witness for Sublessee:

INTERBORO INSTITUTE, INC., as Sublessee

By

EXHIBIT A

FLOOR PLAN OF DEMISED PREMISES


PROPOSED 4th FL PLAN
SCALE: 1/8" = 1'-0"
ROOF
not included
THIS PORTION WILL BE FILED UNDER SEPARATE APPLICATION #
ROOF

INTERBORO INSTITUTE, INC.
450 West 56th Street
New York, New York 10019

April 15, 2005

GENKING, LLC
37-02 Main Street
Flushing, New York 11354

Re: Sublease dated as of March 28, 2005 between Genking, LLC, as Sublessor, and Interboro Institute, Inc., as Sublessee, for certain premises located at 37-02 Main Street, Flushing, New York (the "Sublease")

Ladies and Gentlemen:

This letter agreement shall confirm that the parties have agreed to amend the Sublease as follows:

1. Insert at the end of Article 38 the following: "In the event that Sublessee's parent company, EVCI Career Colleges Incorporated, ceases to be a public company, then Sublessee shall provide reasonable and customary financial statements prepared by its accountants directly to Over-Landlord's banking institution, if specifically and reasonably requested to do so in writing by said banking institution, provided that such banking institution shall first deliver to Sublessee a form of confidentiality agreement reasonably acceptable to Sublessee protecting the confidentiality of such financial statements."
2. Insert at the end of Article 42(b) the following: "If Sublessor has defaulted under the terms of the Master Lease, and as a result of which the Over-Landlord is then collecting rent directly from the Sublessee (for which Sublessee is receiving credit hereunder), then the 30-day period referred to in the preceding sentence shall be reduced to twenty (20) days."
3. Insert "and Prime Landlord" after each instance where "Over-Landlord" is mentioned in Article 45;
4. In Section 50(d), the phrase "or the Building of which the Demised Premises are a part" shall be added after the words "Demised Premises" in subsections (i) and (ii) only;
5. In Section 55(a)(v), the phrase "So long as Sublessee has insurance covering such signage," shall be added before the words "to place no sign"; and
6. In Section 55(a)(vii), the words "and Over-Landlord and its agents" shall be added after the words "or any persons reasonably designated by Sublessor".
7. In Article 66, all references to "Master Landlord" shall mean "Over Landlord".

dw
CCL

This letter agreement may be executed in counterparts, which when taken together shall constitute but one original. Facsimile signatures on this letter shall be binding with the same force and effect as original signatures. All capitalized or defined terms herein shall have the meanings as are ascribed to them in the Sublease unless another meaning is specifically set forth herein.

Please confirm your agreement with the above by signing below.

Very truly yours,

Interboro Institute, Inc.

By: [signature]
Name: Stephen H. Aurelphus
Title: President

Agreed and Accepted:

Genking, LLC

By: [signature]
Name:
Title:

Acknowledged By:

Mehran Enterprise Ltd.

By: [signature]
Name: JOSEPH MEHRAN
Title: PRES

Futurama Home Furniture of Queens, Inc.

By: [signature]
Name: ALEXANDER J. MEHRAN
Title: PRES